As filed with the Securities and Exchange Commission on January 15, 1999

                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                            NUWAVE TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

         DELAWARE                    3663                     22-3387630
     (State or Other          (Primary Standard            (I.R.S. Employer
     Jurisdiction of               Industry              Identification No.)
     Incorporation or        Classification Code
      Organization)               Number)

                 ONE PASSAIC AVENUE, FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810
          (Address and Telephone Number of Principal Executive Offices)

                 ONE PASSAIC AVENUE, FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810
(Address of Principal Place of Business or Intended Principal Place of Business)
                             -----------------------

                                Mr. Gerald Zarin
    Chairman of the Board of Directors, President and Chief Executive Officer
                 One Passaic Avenue, Fairfield, New Jersey 07004
                                 (973) 882-8810
            (Name, Address and Telephone Number of Agent For Service)
                             ----------------------

                                   Copies To:
                             Fredric J. Klink, Esq.
                             Dechert Price & Rhoads
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 698-3500

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / --------------.

     If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                                    ----------------------


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                      Proposed         Proposed
         Title of Each                                 Maximum         Maximum       Amount of
      Class of Securities           Amount to      Offering Price     Aggregate     Registration
       to be Registered           be Registered       Per Unit      Offering Price       Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        2,742,904         $  2.75(1)    $7,542,986.00    $2,096.95
-------------------------------------------------------------------------------------------------
Class A Redeemable Warrants (2)     2,057,207             --              --              --  (2)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
underlying the Class A
Redeemable Warrants (3)             2,057,207         $  2.75(1)    $5,657,319.25    $1,572.74
-------------------------------------------------------------------------------------------------
Unit Warrants (4)                      18.2               --              --              --  (4)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
underlying the Unit Warrants         688,084          $  2.75(1)    $1,892,231.00    $  526.04
(5)
-------------------------------------------------------------------------------------------------
Class A Redeemable Warrants
underlying the Unit Warrants         516,068              --              --              --  (6)
(6)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
underlying the Class A
Redeemable Warrants which
underlie the Unit Warrants (7)       516,068          $  2.75(1)    $1,419,187.00    $  394.53
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value,
underlying Consultant Warrants       400,000          $  2.75(1)    $1,100,000.00    $  305.80
(8)
-------------------------------------------------------------------------------------------------
Total Registration Fee                                                               $4,896.06
-------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on January 12, 1999.

(2) The Class A Redeemable Warrants may be exercised to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Class A Redeemable Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (3) below. No fee is required pursuant to Rule 457(g).

(3) Issuable upon exercise of outstanding Class A Redeemable Warrants to be registered in Note (2) above.

(4) The Unit Warrants may be exercised to purchase shares of Common Stock and Class A Redeemable Warrants. The number of shares of Common Stock that may be acquired upon the exercise of the Unit Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (5) below. The number of Class A Redeemable Warrants that may be acquired upon the exercise of the Unit Warrants is included in the calculation of the number of Class A Redeemable Warrants to be registered in note (6) below. No fee is required pursuant to Rule 457(g).

(5) Issuable upon exercise of the Unit Warrants to be registered in Note (4) above.

(6) Issuable upon exercise of the Unit Warrants to be registered in Note (4) above. The Class A Redeemable Warrants may be exercised to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Class A Redeemable Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (7) below. No fee is required pursuant to Rule 457(g).

(7) Issuable upon exercise of the Class A Redeemable Warrants to be registered in note (6) above.

(8) Issuable upon exercise of outstanding Consultant Warrants which are exercisable after September 3, 1999.

                             ----------------------
 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
   SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE
    SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
                 PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.
================================================================================

                  SUBJECT TO COMPLETION, DATED JANUARY 15, 1999

PROSPECTUS

                            NUWAVE TECHNOLOGIES, INC.
                        6,404,263 Shares of Common Stock
                      2,573,275 Class A Redeemable Warrants
                               18.2 Unit Warrants

                             ----------------------

          Investing In These Securities Involves A High Degree Of Risk.
                          See "Risk Factors" On Page 5.

                             ----------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

     Certain stockholders of our company are hereby offering for resale the following securities of our company:

o    up to 2,742,904 shares of Common Stock held by them;

o    up to 2,057,207 Class A Redeemable Warrants held by them;

o up to 2,057,207 shares of Common Stock underlying the Class A Redeemable Warrants;

o    up to 18.2 Unit Warrants held by them;

o    up to 688,084 shares of Common Stock underlying the Unit Warrants;

o    up to 516,068 Class A Redeemable Warrants underlying the Unit Warrants;

o up to 516,068 shares of Common Stock underlying the Class A Redeemable Warrants which underlie the Unit Warrants; and

o up to 400,000 shares of Common Stock underlying the Consultant Warrants which are exercisable after September 3, 1999.

     The selling stockholders may sell these securities at any time at any price. We will not receive any proceeds from the resale of these securities. We have agreed to pay for all expenses of this offering.

     Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "WAVE." On January 14, 1999, the closing price for our Common Stock on the Nasdaq SmallCap Market was $2.375 per share.

                             ----------------------

                The date of this Prospectus is January 15, 1999

                             ----------------------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.........................................................i
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS..............................ii
PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................5
USE OF PROCEEDS..............................................................14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................15
BUSINESS.....................................................................24
MANAGEMENT...................................................................34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................45
SELLING STOCKHOLDERS.........................................................48
DESCRIPTION OF SECURITIES....................................................53
PLAN OF DISTRIBUTION.........................................................57
LEGAL MATTERS................................................................58
EXPERTS......................................................................58
CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS....................................58
INDEX TO FINANCIAL STATEMENTS...............................................F-1

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy such reports and other information at the following locations:

o    the  Commission's  Public  Reference  Room  at  450  Fifth  Street,   N.W.,
     Washington, D.C. 20549;

o the Commission's regional office at 7 World Trade Center, New York, New York 10048;

o the Commission's regional office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

o the offices of the Nasdaq SmallCap Market at 1735 K Street, N.W., Washington, D.C. 20006.

The Commission also maintains a Web site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission.

     We have filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, covering the securities being offered. This Prospectus is part of the Registration Statement but does not contain all the information set forth in the Registration Statement. For more information about us or the securities being offered, you should read the Registration Statement and related exhibits, annexes and schedules. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. Although this Prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the Registration Statement, you should read the exhibits for a more complete description of the document or matter involved. You may inspect and copy the Registration Statement and related exhibits, annexes and schedules from the locations described above.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Prospectus, including without limitation, such statements under "Summary," "Management's Discussion and Analysis or Plan of Operation" and "Business" with respect to our business are forward-looking statements. Although we believe that our expectations reflected in such forward-looking statements are reasonable, we can give no assurance that they will prove to have been correct. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in connection with the forward-looking statements included in this Prospectus and/or in the section "Risk Factors." The following additional factors could cause actual results to differ materially from the results which might be projected, forecast, estimated or budgeted by us in forward-looking statements:

o    delays in product development;

o    competitive products and pricing;

o    new product development by competitors;

o    product demand and industry capacity;

o    commercialization of new technologies;

o    risks of intellectual property litigation;

o    the Company's ability to raise additional capital when required; and

o    general economic conditions.

     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our securities. You should carefully read this entire Prospectus and the financial statements contained in this Prospectus.

     Unless the context otherwise requires, the terms "we," "our," "us" and "the Company" refers to NUWAVE Technologies, Inc.

                                   The Company

     We are a development stage enterprise organized in July 1995. We develop and intend to manufacture and market products which improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video devices by enhancing and manipulating video signals. We believe that the television, telecommunications and computer markets are converging and, in the process, redefining the way their constituencies interact. We believe that video display is the common denominator of that interaction, and that the products we have developed and are developing will allow us to participate in the growth of the converging market.

     At the time of the initial public offering of our Common Stock in July 1996, we had produced the following (together, the "Initial Products"):

o an operational prototype of an analog video processor which significantly enhances video picture quality;

o an operational prototype of another video enhancement device which combined the analog video processor with digitally based frame extrapolation video noise reduction circuits for use in national television standard codes or phase alternate lines;

o an operational prototype of a time base corrector providing for analog to digital conversion and the synchronization of up to 3 video sources; and

o an initial prototype of a video editing "studio" mounted on printed circuit boards.

     After our initial public offering, we established the Advanced Engineering Group to support the continuing development of our products and related technology, and the identification of additional sources of new technology. We use the Advanced Engineering Group to create products and technology which are independent of the Initial Products.

     Through our Advanced Engineering Group, we have developed, among others, the following products and technology:

o a product we call "NUWAVE Video Processor" which significantly enhances video images;

o a software product we call "Softsets" which provides end users and manufacturers who use the NUWAVE Video Processor in their products with an option to manipulate the attributes of video images to their own tastes or standards;

o    a significant amount of the software included in our products; and

o    new circuitry to allow certain of our products to be produced as chips.

     We intend to produce the NUWAVE Video Processor in the form of a chip in accordance with a customer's specific application requirements. We intend to produce such chips when there is a firm commitment to buy them rather than producing and inventorying them in anticipation of applications required by customers in the future. In this regard, we contracted with Adaptive Micro-Ware Inc. to provide necessary technical support and manage this process under our direction. Adaptive is an engineering firm specializing in engineering product management. We also contracted with The Engineering Consortium, a specialized design engineering group, to complete the design work necessary to convert our current NUWAVE Video Processor printed circuit board design to chip specifications. In addition, we contracted with Zentrum Mikroelectronik Dresden GmbH, a manufacturer of integrated circuits, to produce the chips. We anticipate that the final design layout will be completed and sent to the foundry at Zentrum during the fourth quarter of 1998 and expect production of the chips to begin in the Spring of 1999.

     We have significantly reduced our research and development, and marketing and related activities with respect to the Initial Products to concentrate our resources on the continued development and marketing of our NUWAVE Video
Processor and the Softsets. We believe this product strategy will allow us to take full advantage of the growth opportunity presented by the converging personal computer, television, high definition TV and telecommunication markets, which we believe to be quite significant. We anticipate this strategy will also allow us to conserve our resources and at the same time maximize the benefits from introducing these products into these converging and expanding markets.

     Our principal offices are located at One Passaic Avenue, Fairfield, New Jersey 07004 and our telephone number is (973) 882-8810.

                                  The Offering

Securities Offered for Resale By
  Certain Stockholders of Our
  Company........................... o  up to 2,742,904 shares of Common Stock

                                     o  up to 2,057,207 Class A Redeemable
                                        Warrants

                                     o  up to 2,057,207 shares of Common Stock
                                        underlying the Class A Redeemable
                                        Warrants

                                     o  up to 18.2 Unit Warrants

                                     o  up to 688,084 shares of Common Stock
                                        underlying the Unit Warrants

                                     o  up to 516,068 Class A Redeemable
                                        Warrants underlying the Unit Warrants

                                     o  up to 516,068 shares of Common Stock
                                        underlying the Class A Redeemable
                                        Warrants which underlie the Unit
                                        Warrants

                                     o  up to 400,000 shares of Common Stock
                                        underlying the Consultant Warrants
                                        which are exercisable after
                                        September 3, 1999.

     We will not receive any of the proceeds from the resale of these securities. See "Use of Proceeds" and "Selling Stockholders."

                                  Risk Factors

     Investing in our securities involves a high degree of risk. You should consider carefully the information under the caption "Risk Factors" beginning on page 5 of this Prospectus in deciding whether to purchase the securities offered under this Prospectus.

                          Summary Financial Information

     The following summary financial data is based upon our consolidated financial statements included elsewhere in this Prospectus. We have prepared our consolidated financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis or Plan of Operation," "Business" and our consolidated financial statements.

Statement of Operations      July 17, 1995
Data:                          (Inception)          Year Ended             Nine Months Ended
                               to December         December 31,               September 30,
                                   31,          ------------------         ------------------
                                  1995          1996          1997         1997          1998
                                  ----          ----          ----         ----          ----
                                                                        (unaudited)  (unaudited)

Net Sales....................  $        0    $         0  $    10,275   $     6,395  $     9,666
Net Loss.....................  $ (910,591)   $(4,430,649) $(3,848,316)  $(3,038,956) $(2,970,804)
Net loss per common share....  $    (0.47)   $    (1.18)  $     (0.72)  $     (0.57) $     (0.43)
Weighted average number of
  shares.....................   1,941,706      3,767,403    5,343,348     5,341,667    6,898,426

Balance Sheet Data:                                       As of
                                       As of          September 30,
                                   December 31,           1998
                                       1997            (unaudited)

Working capital..............     $   1,709,988       $   5,735,241
Total assets.................     $   2,270,763       $   6,304,707
Total liabilities............     $     153,623       $     162,742
Deficit accumulated during
  the development stage......     $  (9,189,556)      $(12,160,360)
Stockholders' equity.........     $   2,117,140       $   6,141,965

----------------------

                                  RISK FACTORS

     The securities offered under this Prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before purchasing any of our securities.

Development Stage Enterprise; Absence of Operating History

     We are a development stage enterprise. We have had only a limited operating history and have sold only a limited quantity of our products to date (primarily for demonstration purposes). Since our inception in July 1995, we have been engaged primarily in:

o    raising funds;

o directing Rave Engineering Corporation in the continuing development of the Initial Products;

o recruiting management and technical personnel, including members of our Advanced Engineering Group;

o directing and supervising our Advanced Engineering Group in the continuing development of the NUWAVE Video Processor and the Softsets; and

o    pre-marketing activities.

More recently, we have begun the commencement of a comprehensive program for manufacturing and marketing the NUWAVE Video Processor and the Softsets.

     Our prospects must be considered in light of the risks associated with the establishment of a new business in the evolving electronic video industry. In our case this is particularly so, as further risks will be encountered in our shift from the development to the commercialization of new products based on innovative technology. There can be no assurance that we will be able to generate revenues or achieve profitable operations.

Limited Revenues; Accumulated Deficit; Anticipated Future Losses

     To date, we have received only limited revenue from the sale of our products (primarily from sales made for demonstration purposes). We do not anticipate significant operating revenue until such time, if ever, as our relevant technology and one or more of our products is completely developed, manufactured in commercial quantities and available for commercial delivery. There can be no assurance that our technology and products, if developed and manufactured, will be able to compete successfully in the marketplace and/or generate significant revenue. We anticipate incurring significant costs in connection with the development of our technologies and proposed products and there is no assurance that we will achieve sufficient revenues to offset anticipated operating costs. As of September 30, 1998, we had an accumulated deficit of $12,160,360. Although we anticipate deriving some revenue from the sale of our NUWAVE Video Processor and related products and our Softsets within the next 12 months, we can give no assurance that these products will be successfully marketed or even completely developed and tested for commercial use during such period. We anticipate that we will continue to incur substantial losses for at least the next 12 months. Included in such former and future losses are research and development expenses, marketing costs, manufacture and assembly, and general and administrative expenses. We anticipate that we will continue to have high levels of operating expenses and will be required to make significant expenditures in connection with our continued research and development activities. We anticipate that our losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations.

Significant Capital Requirements; Dependence on Available Cash; Need for Additional Financing

     Our capital requirements in connection with our development activities have been and will continue to be significant. We have been dependent upon the proceeds of sales of our securities to private investors to fund our initial development activities. Since our initial public offering in July 1996, we have raised capital by making the following sale of our securities to private investors:

o On February 11, 1998, we received net proceeds of approximately $859,347 from the sale of 253,485 shares of our Common Stock to Profutures Special Equities Fund, L.P. ("Profutures") pursuant to a Securities Subscription Agreement dated as of February 6, 1998 (the "Investment Agreement"); and

o Between May 19, 1998 and June 6, 1998, we received net proceeds of approximately $6,112,950 from the sale of 2,742,904 shares of our Common Stock and 2,057,207 Class A Redeemable Warrants to certain accredited investors.

See "Management's Discussion and Analysis or Plan of Operation--General."

     In addition, under the Investment Agreement, we have the right, subject to certain conditions, to draw up to $5,000,000 in cash by selling shares of Common Stock to ProFutures. We have this right until April 15, 2000, and such shares are to be sold at a price equal to eighty-eight percent (88%) of the Market Price (as defined in the Investment Agreement) of the Common Stock on the relevant draw down date. There is no assurance, however, that the conditions to the right to draw will be satisfied. We have the sole discretion, subject to certain conditions, as to when and in what amount such draws will be made. However, we are required to draw a minimum of $1,000,000 in cash in exchange for shares of Common Stock prior to April 15, 2000. A registration statement on Form S-3 covering the resale of all of the Common Stock issued and issuable to ProFutures under the Investment Agreement became effective on April 15, 1998.

     We anticipate, based on our current proposed plans and assumptions relating to our operations, that we have sufficient cash to satisfy all of our estimated cash requirements for the next 12 months. In the event of unanticipated expenses, delays or other problems, we might be required to either utilize the equity financing available under the Investment Agreement or to seek additional funding elsewhere. Also, if we receive a larger than anticipated number of initial purchase orders upon introduction of the Softsets or the NuWave Video Processor products, we may require additional capital. We cannot be sure that we will be able to obtain such additional capital on commercially reasonable terms or at all. An inability to obtain additional financing, when needed, would have a material adverse effect on us, and possibly require us to curtail or cease operations. To the extent that any future financing involves the sale of our equity securities, our existing stockholders could be substantially diluted.

New Concept; Uncertainty of Market Acceptance; Lack of Marketing Experience

     We develop technology and products utilizing new concepts and designs in video imagery and processing. Our prospects for success will depend on our ability to successfully sell our products to key manufacturers and distributors who may be inhibited from doing business with us because of their commitment to their own technologies and products. As a result, demand and market acceptance for our technology and products are subject to a high level of uncertainty. We currently have limited financial, personnel and other resources to undertake the extensive marketing activities that will be necessary to market our technology and products once their development is completed. We cannot be sure that any of our potential customers will enter into any arrangements with us. Further, there is no assurance that our marketing efforts will be successful.

Dependence on Third-Party Design Changes

     Commercialization of the NuWave Video Processor and sale to manufacturers of the relevant video equipment will require such manufacturers to adopt new circuit configurations to accommodate the relevant chip in their products. We anticipate that manufacturers wishing to use the NuWave Video Processor will make such modifications because of the benefits derived from the improved performance of their products and the relative simplicity of such modifications. However, there is no assurance that such modifications will be made. Also, the cost of such modifications may inhibit or prevent their adoption. Our ability to sell and/or license our products would be adversely affected if designers and manufacturers fail to make such modifications.

License

General

     In July 1995, we entered into the following agreements with Rave Engineering Corporation ("Rave"): (1) Exclusive Worldwide License Agreement, dated July 21, 1995 (the "License Agreement") and (2) Development Agreement, dated July 21, 1995 (the "Development Agreement"), which expired on October 1, 1998. Pursuant to the License Agreement, Rave licensed to us a substantial portion of the technology from which our Initial Products were derived. See "Summary--The Company" for a definition of Initial Products. Under the License Agreement, we are obligated to pay to Rave the following:

o royalties of 2.5% of "Licensed Product" (as defined in the License Agreement) we sell;

o royalties of 25% of any sublicensing fees that sublicensees of the "Licensed Product" and "Licensed Process" (as defined in the License Agreement) pay to us; and

o minimum aggregate payments of royalties (under the License Agreement) and development fees (under the Development Agreement) equaling $65,000 per month.

     If we do not make the $65,000 minimum aggregate payment described above, Rave has the option to make the License Agreement non-exclusive. Commencing October 1, 1998, we stopped paying to Rave such minimum amount. This gave Rave the right to make the License Agreement non-exclusive by giving us notice prior to November 2, 1998. However, Rave failed to give such notice within the specified time. Accordingly, we believe that we still retain exclusive license rights to the "Licensed Product" and "Licensed Process" under the License Agreement.

Arbitration

     In July 1996, on behalf of Rave, we filed a patent application on a video clarity circuit which Rave provided to us under the License Agreement ("Rave Clarity Circuit"). Of the products and technology which Rave provided to us under the License Agreement, we had identified the Rave Clarity Circuit as the most likely candidate for immediate commercial exploitation. Although Rave claimed proprietary rights to the Rave Clarity Circuit, in January 1998, we received a rejection of our patent application from the patent examiner's office. We modified the claims in the application and resubmitted the application twice. Both times it was rejected on the grounds that the Rave Clarity Circuit was identical to a previously patented circuit. In August 1998, we acquired exclusive rights to such previously patented circuit. As a result, we have decided not to proceed with further prosecution of the patent application on the Rave Clarity Circuit.

     Dissatisfied with Rave's performance under the Development Agreement, in July 1998, our representatives conducted a technical audit of the consulting and development services (not limited to the Rave Clarity Circuit) that Rave agreed to perform under the License Agreement and the Development Agreement. On the basis of such audit and the repeated rejections of our patent application for the Rave Clarity Circuit, we concluded that:

o    Rave  had  not  performed  the  required  services  under  the  Development
     Agreement;

o misled us about its ability to perform the services required under the Development Agreement; and

o    misled us about Rave's propriety rights to the Rave Clarity Circuit.

     On November 13, 1998, pursuant to the provisions of the License Agreement and the Development Agreement, we commenced an arbitration proceeding under the American Arbitration Association Rules of Patent Arbitration against Rave and Randy Burnworth. Such proceeding seeks:

o damages due to Rave's and Burnworth's breaches of their contractual and common law obligations to us, including but not limited to those described above; and

o a determination that, among other things, Rave is not entitled to any royalties or other payments with respect to our technology and that we continue to have exclusive license rights to the "Licensed Product" and "Licensed Process" under the License Agreement.

There is no assurance that we will be successful in this arbitration. Further, if the arbitrator rules that Rave is entitled to significant royalties or other payments with respect to our technology, it could have a material adverse effect on our operations.

     Rave has informed us that we are obligated to pay Rave (a) $65,000 per month under the License Agreement for at least the 12-month period ending September 30, 1999 and (b) $380,000 for purchases and leases of equipment under the Development Agreement. Our management believes that these claims are without merit and will vigorously contest them; accordingly, no additional liability has been recorded for such claims. However, there can be no assurances that such claims will not result in us incurring a liability.

Uncertainty of Product and Technology Development; Need for Product Testing; Technological Factors

     Development of our products are subject to all of the risks inherent in the development of new technology and products including the following risks:

o    unanticipated delays;

o    expenses;

o    technical problems or difficulties; and

o    possible insufficiency of funding to complete development.

There is no assurance as to when, or whether, we can successfully complete such developments. Further, there is no assurance that we can develop products in commercially salable form within our projected development schedule. If we are unable to complete our development activities for our proposed products, we would have to complete development through third parties. We believe that we have sufficient resources to complete development of our products. However, there is no assurance that we will be able to complete such development in a timely manner, or at all. There is also no assurance that we can enter into economically reasonable arrangements for the completion of such products by third parties.

     In connection with the development of commercially salable prototypes, we must successfully complete a testing program for our products before marketing them. Unforeseen technical problems arising out of such testing could significantly and adversely affect our ability to manufacture a commercially acceptable version. In addition, our success will depend upon our technology and proposed products meeting acceptable cost and performance criteria and upon their timely introduction into the marketplace. There can be no assurance that our technology and proposed products will satisfactorily perform the functions for which they are designed, that they will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur. Should any such problems arise, the result would be increased costs and/or material delays in the development of our proposed products.

Unconditional Obligation to Share Sublicense Fees

     We have entered into an Agency Agreement with Prime. The Agency Agreement provides that Prime will be our exclusive agent for entering into sublicenses for the products and technology licensed to us by Rave under the License Agreement. It also provides that Prime will assist us in the development and implementation of a sublicensing program. Subject to certain minimum sales requirements, we are required to pay to Prime 35% to 45% of net sublicense fees that we receive (together with certain additional payments) for "Licensed Product" and "Licensed Process" (as defined under the License Agreement) and for the "Results of Developments" -- improvements and enhancements to the "Licensed Product" and "Licensed Process" that Rave develops under the Development Agreement, as well as the results of its efforts in unrelated investigations. These payments, together with payments of sublicense royalties to Rave under the License Agreement, obligate us to pay Rave and Prime 51.25% to 58.75% of the sublicense fees. However, instead of sublicensing, if we sell "Licensed
Product," we are obligated to pay only Rave a sales royalty of 2.5% of net sales.

     We are required to make payments to Prime regardless of whether we enter into the relevant sublicense through Prime's efforts or through our own. Since we are obliged to pay Prime and Rave more than one-half of any sublicensing fees which we receive for the technology licensed to us under the License Agreement or developed under the Development Agreement, sublicensing of such technology may become a less attractive alternative than selling products. In some cases, however, the sale of products embodying such technology may be more difficult than licensing such technology.

     Our obligations to Prime could be affected by the arbitration with Rave described above in "License" or by subsequent arbitration proceedings with Prime. See "Risk Factors--License."

Dependence on Third-Party Development and Manufacturing

     We do not plan to directly manufacture any of our products. We intend to contract with third parties to manufacture our proposed NUWAVE Video Processor and Softsets, and related retail products. We may also license to third parties the rights to manufacture our proposed products, either through direct licensing, original equipment manufacturer arrangements or otherwise.

     We will be dependent on third parties to manufacture our application specific integrated circuit ("ASIC")-based NUWAVE Video Processor and related products as well as future products we may choose to commercialize. Although we have entered into an agreement with a potential manufacturer of our NUWAVE Video Processor ASIC chip, there can be no assurance that such manufacturer will dedicate sufficient production capacity to satisfy our requirements within scheduled delivery times, or at all. Failure or delay by our suppliers in fulfilling our anticipated needs would have an adverse effect on our ability to develop and market our products. In addition, we will be dependent on third party vendors for many of the components necessary for the final assembly of our products. We may have difficulty in obtaining contractual agreements with suppliers of such materials due to, among other things, possible material shortages or possible lack of adequate purchasing power. While our management believes that these components are available from multiple sources, it is anticipated that we will obtain certain of them from a single source, or limited number of sources, of supply. In the event that certain of such suppliers are unable or unwilling to provide us with such components on commercially reasonable terms, or at all, delays in securing alternative sources of supply would result and could have a material adverse effect on our operations.

Competition

     Intense competition exists in the markets that we intend to enter . Further, with respect to the market for video editing, video production and video processing products, significant price erosion over the life of a product exists. Our products will directly compete with those of numerous well-established companies, such as the following companies, which design, manufacture and/or market video technology and other products:

o    Sony Electronics, Inc.;
o    Panasonic Division of Matsushita Electric Industrial Co.;
o    Motorola, Inc.;
o    Mitsubishi International Corp.; and
o    Phillips Electronics, NV.

     All of the above companies have substantially greater financial, technical, personnel and other resources than we do. Further, each has established a reputation for success in the development, licensing, sale and service of its products and technology. In addition, certain of these competitors dominate their industries and have the necessary financial resources to enable them to withstand substantial price competition or downturns in the market for video products.

Rapid Changes to Industry Standards; Product Obsolescence

     Rapid changes characterize the markets for our technology and products. Further, evolving industry standards often result in product obsolescence or short product life cycles. Certain companies may be developing technologies or products which may be functionally similar, or superior, to some or all of our proposed products. As a result, our ability to compete will depend on our ability to, among other things:

o complete development and introduce to the marketplace in a timely and cost-competitive manner our proposed products and technology;

o    continually enhance and improve our proposed products and technology;

o adapt our proposed products to be compatible with specific products manufactured by others; and

o    successfully develop and market new products and technology.

There is no assurance that we will be able to compete successfully or that our competitors will not develop technologies or products that render our products and technology obsolete or less marketable. Further, there is no assurance that we will be able to successfully enhance our proposed products or technology or adapt them satisfactorily.

Enforceability of Patents and Similar Rights; Possible Issuance of Patents to Competitors; Trade Secrets

     To the extent  practicable,  we have filed and intend to file U.S.  patents and/or copyright applications for certain of our proposed products and technology. We have also filed and intend to file corresponding applications in key industrial countries worldwide.

     Under the License Agreement, we have exclusive license rights to all patents and copyrights obtained or to be obtained for the products and technology licensed under the License Agreement. For a discussion relating to the License Agreement and the exclusivity provisions thereunder, see "Risk Factors--License." In April 1996, we filed two patent applications on behalf of Rave for its Randall connector system. We received one patent in November 1997 and the second one in January 1998.

     In April 1998, we filed three patent applications for certain of our independently developed products: one for our NUWAVE Video Processor and two for our Softsets. Although we believe that each of these applications contains patentable claims, there is no assurance that we will receive any patents. Also, even if granted, there is no assurance that any patent will afford us with commercially significant protection of our technology or that we will have adequate resources to enforce our patents.

     We also intend to license and/or sell our technology and products in foreign markets. As such, we intend to seek foreign patent protection. The patent laws of other countries may differ significantly from those of the United States as to the patentability of our products and technology. Moreover, the degree of protection afforded by foreign patents may be different from that in the United States. Patent applications in the United States are maintained in secrecy until patents issue and publication of discoveries in scientific or patent literature tends to lag behind actual discoveries by several months. As a result, we cannot be certain that we will be the first creator of inventions covered by any patent applications we make or the first to file patent applications on such inventions.

     We believe that the products we intend to market and sell do not infringe the patents or other proprietary rights of third parties. Further, we are not aware of any patents held by our competitors that will prevent, limit or otherwise interfere with our ability to make and sell our products. However, it is possible that competitors may have applied for, or may in the future apply for and obtain, patents which have an adverse impact on our ability to make and sell our products. In addition, because we are a relatively new company in the development stage, claims that our products infringe on the proprietary rights of others are more likely to be asserted after commencement of commercial sales of our products . There is no assurance that competitors will not infringe our patents. Defense and prosecution of patent suits, even if successful, are both costly and time consuming. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products.

     We also rely on unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, advisors and collaborators to enter into confidentiality agreements. We could be adversely effected in the event that these agreements fail to provide meaningful protection for our trade secrets, know-how or other proprietary information.

No Dividends

     We have not paid any cash dividends to date. Payment of dividends on our Common Stock is within the discretion of the Board of Directors and will depend upon our earnings, our capital requirements and financial condition, and other relevant factors. We do not intend to declare any dividends on our Common Stock in the foreseeable future. Instead, we plan to retain any earnings we receive for development of our business operations.

Limitation on Tax Loss Carryforwards

     As of December 31, 1997, we had available unused net operating loss carryforwards ("NOLs") aggregating approximately $3,761,463 to offset future taxable income. The unused NOLs expire in various years from 2010 to 2012. Under
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), utilization of prior NOLs is limited after an ownership change. We may be subject to limitations on the use of our NOLs as provided under Section 382. Accordingly, there can be no assurance that a significant amount of our existing NOLs will be available to us. In the event that we achieve profitability, as to which there can be no assurance, such limitation would have the effect of increasing our tax liability and reducing our net income and available cash resources in the future.

Limitation on Liability of Directors and Officers

     Our Certificate of Incorporation provides that:

o we will indemnify any of our directors, officers, employees or agents against actions, suits or proceedings relating to our company; and

o subject to certain limitations, a director shall not be personally liable for monetary damages for breach of his fiduciary duty.

In addition, we have entered into an indemnification agreement with each of our directors. Such indemnification agreement provides that a director is entitled to indemnification to the fullest extent permitted by law.

Reliance Upon Key Personnel

     Our operations depend largely on the continued employment of Mr. Gerald Zarin, our Chairman of the Board, President and Chief Executive Officer. If Mr. Zarin or other members of management or key personnel resign or otherwise leave us, our business and financial condition could be materially adversely affected.

General

     You should not consider past financial performance as an indicator of future performance. You should not use historical trends to anticipate future results. You should be aware that the trading price of our Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, general conditions in the computer, video and telecommunications industries, changes in earnings estimates, recommendations by analysts and other events.

                                 USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the securities offered hereby. We will not receive any proceeds from the sale of such securities. We will, however, receive the proceeds, if any, from the exercise of the Class A Redeemable Warrants, the Unit Warrants and the Consultant Warrants. There is no assurance that any or all of the Class A
Redeemable Warrants, the Unit Warrants or the Consultant Warrants will be exercised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our Common Stock has been trading on the NASDAQ SmallCap Market under the symbol "WAVE" since July 1996. Our redeemable common stock purchase warrants ("Public Warrants") issued in July 1996 also has been trading on the NASDAQ SmallCap Market under the symbol "WAVEW"since July 1996. Prior to that time, there was no public market for our Common Stock or Public Warrants.

     The following table sets forth the high and low closing sale prices for our Common Stock as reported on the NASDAQ SmallCap Market during each of the quarters presented.

                                                          High          Low
                                                          Sale          Sale
                                                      ------------   -----------
      Fiscal year ended December 31, 1997
      First quarter ..............................    $   9.75       $  6.50
      Second quarter .............................        8.50          5.63
      Third quarter ..............................        8.13          4.50
      Fourth quarter .............................        6.38          3.68

      Fiscal year ended December 31, 1998
      First quarter ..............................    $   6.63       $  3.88
      Second quarter .............................        4.50          2.94
      Third quarter ..............................        3.50          1.38
      Fourth quarter..............................        4.19          0.66

     As of January 6, 1999, there were approximately 210 holders of record of our Common Stock. This number does not include beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

     We have never declared or paid any cash dividends. We currently intend to retain any future earnings to finance the growth and development of our business and future operations, and therefore do not anticipate paying any cash dividends in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion should be read in conjunction with the financial statements and related notes, and the other financial information, included elsewhere in this Prospectus.

General

     The Company is a development stage enterprise organized in July 1995. The Company develops and intends to manufacture and market products which improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video devices by enhancing and manipulating video signals. In July 1996, the Company completed an initial public offering ("IPO") of its Common Stock and Public Warrants from which it received net proceeds of $9,538,428 and repaid $2,000,000 principal amount of promissory notes issued in a previous financing. On February 11, 1998, the Company received net proceeds of $859,347 for issuance of 253,485 shares of its Common Stock to Profutures. The Company also issued warrants to purchase up to 100,000 shares of its Common Stock to Profutures. In addition, the Company may issue "Puts" to Profutures over a two year period whereby Profutures shall purchase a minimum of $1,000,000 up to a maximum of $5,000,000 of the Company's Common Stock (valued at 88% of the market value thereof). Puts are for a minimum of $250,000 and a maximum of $750,000 with certain restrictions applying beginning with the second Put. On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers Associates, L.P. ("Janssen-Meyers") to act as the Company's placement agent in a private equity placement whereby the Company issued 2,742,904 shares of its Common Stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 6, 1998 for net proceeds of $6,112,950. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

     At the time of the IPO, the Company had produced and tested fully operational working prototypes of certain of the Initial Products. Subsequent to the IPO, the Company established the Advanced Engineering Group to support the continuing development of its products and related technology, and the identification of additional sources of new technology. The Advanced Engineering Group is made up of the Company's own employees and third party consultants who work with the Company on a project by project basis. The Advanced Engineering Group operates under the direction of the Company's Vice President-Engineering (prior to September 1998, it operated under the direction of the Company's Vice President-Marketing/Technical Development). The Company utilizes its Advanced Engineering Group to create products and technology independent of the "Licensed Product" and "Licensed Process" as outlined in the License Agreement with Rave. These independently developed products and technology include the NUWAVE Video Processor ("NVP"), a significant amount of the software included in each of its products and new circuitry to allow certain of the products to be produced as ASICs. The Advanced Engineering Group also developed the Softsets for the NVP and certain of the enhancements to it. Utilizing this technology, the Company has developed the ProWave NVP 2.2, a product for the professional video market, that is currently available as a stand-alone unit or a PC board with software. The Advanced Engineering Group is also currently developing a commercial video retail product also utilizing the NVP technology.

     The Company intends to produce the NVP in the form of an ASIC chip in accordance with a customer's specific application requirements supported by firm commitments rather than producing and inventorying ASIC chips in anticipation of applications required by customers in the future. In this regard, the Company contracted with Adaptive Micro-Wave Inc. ("Adaptive"), an engineering firm specializing in engineering product management, to provide necessary technical support and manage this process under the Company's direction. The Company also contracted with The Engineering Consortium ("TEC"), a specialized design engineering group, to complete the design work necessary to convert the Company's current NVP PC board design to ASIC specifications and contracted with Zentrum Mikroelectronik Dresden GmbH ("ZMD"), a fabricator and manufacturer of integrated circuits, for production of the ASIC. The Company completed the final design layout of the ASIC chip and sent it to the foundry at ZMD during the fourth quarter of 1998 and expects production of such ASIC chip to begin in the Spring of 1999.

     The Company has significantly scaled back its research and development, and marketing and related activities with respect to all other existing or proposed products in order to concentrate its resources on the continued development and marketing of its Softsets and NVP products (i.e., ASIC chip for the OEM market, the ProWave NVP 2.2 in the stand alone unit and PC board version for the professional video market and the consumer video retail version). The Company believes this product strategy will allow it to take full advantage of the growth opportunity presented by the converging PC, television, HDTV and telecommunication markets, which the Company believes to be quite significant. The Company anticipates this strategy will also allow it to conserve its resources and at the same time maximize the benefits to be derived from introducing these products into these converging and expanding markets.

     As of September 30, 1998 the Company had accumulated a deficit during the development stage of $12,160,360 which includes a net loss for the nine months ended September 30, 1998 of $2,970,804. The Company has had limited sales of its products to date ($19,941 cumulative through September 30, 1998, primarily representing sales of the Company's products for demonstration purposes ). The loss for the nine months ended September 30, 1998 included $1,799,078 in general and administrative expenses, representing a decrease of $54,393 compared to the nine-month period ended September 30, 1997. This decrease included a reduction in sales and marketing costs of $364,027 discussed more fully below and a $70,000 decrease in payments made to Prime pursuant to the Exclusive Agency Agreement ("Agency Agreement") between the Company and Prime dated July 21, 1995. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources." Such decreases were substantially offset by increases resulting from the Company's planned growth and expansion including increased personnel and payroll costs ($16,840), professional and legal services ($175,650), insurance costs ($29,747), investor relations ($73,870), travel and entertainment costs ($23,140), office rent ($12,547), recruiting costs ($40,000) and other ($7,840). Although the Company anticipates deriving some revenue from the sale of its proprietary software (Softsets) and the NVP products during 1999, no assurance can be given that these products will be successfully marketed during such period. Even if revenues are produced from the sale of such products, the Company expects to continue to incur losses for at least the next 12 months. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

Marketing and Sales

     In anticipation of production of its NVP ASIC chip, the Company has been conducting sales presentations of the NVP and Softsets to prospective OEM customers world wide (i.e., original equipment manufacturers of set top boxes, televisions, VCR's, DVD's and other video output devices). Although the Company is unable to predict whether its marketing efforts will be successful, it believes that its products have been well received. In January 1998, the Company entered into a multi-year supply agreement with Thomson Consumer Electronics ("Thomson") for the purchase of its NVP ASIC chip and expects to begin filling Thomson orders in 1999. The Company originally anticipated the production of its ASIC chip during the second half of 1998, however the design cycle has taken longer than expected and management currently expects production of the ASIC chip in the Spring of 1999. The availability of the completed ASIC chip is directly related to the Company's ability to generate OEM orders and revenues for the 1999 selling season.

     During the second quarter of 1998, the Company opened a sales and engineering office in Osaka, Japan to maintain on-going discussions, provide in-person demonstrations of the Company's technology and directly participate in technical due diligence sessions with potential customers who are evaluating the Company's technology. During the third quarter of 1998, the Company opened a sales and engineering office in Beijing, China for its products and technology to be sold into the Chinese domestic market, which is equal in size to the U.S. market.

     The Company is currently developing retail products for consumers who have TV's and do not have a NUWAVE enabled product but want to improve the picture quality of their home viewing. The Company's CWave Division will market these products. The Company has determined that the most effective way to introduce this product into the retail marketplace during 1999 is to work through distributors who will manufacture and sell to retailers, including those with whom they are currently doing business. The Company is in the process of identifying a qualified distributor with whom it hopes to establish a strategic partnership to help expedite the introduction of the retail products to the market in 1999. During 1997, the Company formed its ProWave Division for sales and marketing of the ProWave NVP 2.2 and related products to the professional video market (e.g., security surveillance systems) and began selling limited quantities (primarily for demonstration purposes until the ASIC chip is available to replace the more expensive PC board) of its first commercial product, the ProWave NVP 2.2.

     During 1997, the Company contracted with professional sales consultants to establish the development of the Company's sales organization managed by the Vice President of Sales. In this regard, the Company has contracted with Competitive Technologies, Inc. ("CTI") to assist it in the development of the Company's OEM business. CTI, for over twenty six years, has been in the business of taking R&D and technology companies and introducing them to the major companies specializing in their respective markets. The Company also has contracts with several individuals and organizations that will act in a commissioned sales representation capacity regarding the Company's products.

     During 1997, the Company had contracted with a professional marketing communications firm to assist in the development and implementation of a program to develop market awareness and commercialization of its products. This program included development of Company and product brochures and press kits, product specification sheets, development of a Company booth for use at trade shows, attendance at key trade shows, mailers, the production of corporate videos for use at sales presentations, development of and placement of advertisements in key industry journals, etc. The developmental costs relating to these programs were substantially incurred during 1997 and as a result such expenditures for the first nine months of 1998 were reduced by approximately $364,027 compared to the first nine months of 1997. During the nine-month period ended September 30, 1998 costs included $21,204 for professional sales and marketing consultants compared to $218,887 for the nine-month period ended September 30, 1997; $99,853 for advertising and public relations compared to $298,014 for the nine months ended September 30, 1997; $8,283 for trade shows compared to $53,761 for the nine months ended September 30, 1997; and $77,294 relating to the offices in Japan and China opened in 1998. The Company is continually reviewing its needs with a view to maximizing efficiency while conserving its resources.

Research and Development

     For a discussion of the Company's research and development activities carried out by its Advanced Engineering Group, see "Management's Discussion and Analysis or Plan of Operation--General."

     Research and development activity with respect to the Company's Initial Products was carried out by Rave prior to July 21, 1995, the date upon which the Company and Rave entered into the License Agreement and the Development Agreement. The Company's Initial Products were based on technology originated by Rave prior to the Company's organization and licensed to the Company by Rave pursuant to the License Agreement. Although it was the Company's intention to utilize Rave as its primary source for research and development activities, the Company has become dissatisfied with Rave's performance under the Development Agreement and has found it necessary to utilize its Advanced Engineering Group as its primary means for product development. On October 1, 1998 the three year term of the Development Agreement between the Company and Rave expired. The Company paid Rave an aggregate of (i) $2,731,906 for development services ("Development Service Payments"), (ii) $507,012 for equipment which was supposed to be used in conjunction with development services which were required and
(iii) $125, 913 for materials intended to be used in conjunction with the development services. The Company has also guaranteed an additional $109,632 for related equipment lease payments to be made on Rave's behalf.

     Concurrent with the research and development undertaken by the Advanced Engineering Group, the Company retained patent counsel in 1996 to prosecute a patent application on the video clarity circuit provided by Rave ( the "Rave Clarity Circuit"), which, of the Initial Products, the Company had identified as the most likely candidate for immediate commercial exploitation. The Company was informed in January, 1998, that (a) such application had been rejected, and (b) such initial rejections by the United States Patent and Trademark Office ("Patent office") are not uncommon. The claims in the application were modified and the application was resubmitted twice. Both times it was again rejected by the Patent Office on the grounds that the Rave Clarity Circuit was identical to a circuit that was the subject of a prior United States patent issued to a third party (the "Prior Art"). The Company has determined not to proceed with further prosecution of the patent application on the Rave Clarity Circuit. The Company acquired the exclusive rights to the Prior Art in August 1998.

     In July 1998, the Company's representatives conducted a "Technical Audit" of the consulting and development services (not limited to the Rave Clarity Circuit) that Rave was to have performed under the License Agreement and the Development Agreement. The Company concluded, on the basis of the Technical Audit and the information regarding the Prior Art, that Rave had not performed the required services and misled the Company about its ability to perform them, and about Rave's ownership of the technology licensed to the Company.

     The Development Service Payments also satisfied the Company's payment obligations under the License Agreement between the Company and Rave which gave the Company exclusive rights to the "Licensed Product" and "Licensed Process" (each as defined therein) for the three year term of the Development Agreement. Commencing October 1, 1998, the Company did not pay Rave $65,000 per month under the License Agreement thereby giving Rave the right, which was exercisable by giving notice to the Company prior to November 2, 1998, to convert the Company's rights to the "Licensed Product" and "Licensed Process" into that of a non-exclusive licensee. Rave failed to give such notice in the specified time and the Company believes it retains exclusive rights to the "Licensed Product" and "Licensed Process."

     On November 13, 1998, pursuant to the provisions of the License Agreement and the Development Agreement, the Company commenced an arbitration proceeding under the American Arbitration Association Rules of Patent Arbitration against Rave and Randy Burnworth. Such proceeding seeks (a) damages for the injuries to the Company caused by Rave's and Burnworth's breaches of their contractual and common law obligations to the Company, including but not limited to those referred to above, and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" under the License Agreement.

     Rave has informed the Company that the Company is obligated to pay Rave (a) $65,000 per month under the License Agreement for at least the 12-month period ending September 30, 1999 and (b) $380,000 for purchases and leases of equipment under the Development Agreement. Management believes that these claims are without merit and will vigorously contest them; accordingly, no additional liability has been recorded for such claims. However, there can be no assurances that such claims will not result in the Company incurring a liability.

Manufacturing

     The Company does not contemplate that it will directly manufacture any of its products. It intends to contract with third parties to manufacture its proposed NVP and Softsets. It also may license to third parties the rights to manufacture the products, either through direct licensing, OEM arrangements or otherwise.

     The Company intends to produce the NVP ASIC chip in accordance with a customer's specific application requirements supported by firm commitments rather than producing and inventorying ASIC chips in anticipation of applications required by customers in the future. In this regard, the Company contracted with Adaptive to provide necessary technical support and manage this process under the Company's direction, contracted with TEC to complete the design work necessary to convert the Company's current NVP PC board design to ASIC specifications and contracted with ZMD for production of the ASIC. The Company anticipates producing the initial ASIC in the Spring of 1999.

Employees

     The Company has ten full-time employees and, depending on its level of business activity, expects to hire additional employees in the next 12 months, as needed, to support marketing and sales, manufacturing and research and development.

Liquidity and Capital Resources

     From its inception until the IPO, the Company relied for all of its funding ($2,900,000 in cash plus the cancellation of the notes in the principal amount of $350,000) on private sales of its debt and equity securities ("Private Financings"). In July 1996, the Company completed its IPO and received net proceeds of $9,538,428. The Company used $2,073,652 of the net proceeds of the IPO to repay the principal and interest on the outstanding notes issued to investors in connection with the Private Financings.

     On February 6, 1998, the Company entered into a two-year agreement with Profutures whereby the Company issued 253,485 shares of its Common Stock for an aggregate purchase price of $1,000,000. In addition, subject to certain conditions, the agreement provides that, from time to time over the life of the agreement, the Company shall issue "Puts" to Profutures whereby the Company shall issue for each Put and Profutures shall purchase, at the Company's option, shares of the Company's Common Stock for a minimum of $250,000 and a maximum of $750,000. The total aggregate value of the Puts over the life of the agreement must be a minimum of $1,000,000 and cannot exceed $5,000,000. The purchase price of the Common Stock will be at 88% of the fair market value of the Common Stock at the time of the Put. The following restrictions, among others, apply beginning with the second Put: 1) there must be 20 business days between Puts;
2) the average daily trading volume in the Company's Common Stock for the 30 trading days prior to the Put date must be at least 20,000 shares; 3) the minimum bid price for the Company's Common Stock on the trading day immediately preceding the Put date must be at least $2.50; and 4) unless Profutures agrees otherwise, no Put can be made which causes Profutures to own more than 9.9% of the Company's then outstanding Common Stock.

     In connection with the agreement, the Company issued to Profutures warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $6.41 per share and supplemental warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $3.95 per share. The warrants may be exercised at any time beginning August 6, 1998 and ending 3 years thereafter. The supplemental warrants may be exercised at any time beginning April 19, 1998 and ending 5 years thereafter.

     On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), 2,742,904 shares of the Company's Common Stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 6, 1998 for an aggregate purchase price of $7,280,546. Each Class A Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.24, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing on June 6, 1998 and expiring on May 11, 2003. The Class A Redeemable Warrants are subject to redemption by the Company at $.01 per warrant 12 months after the effective date of a registration statement covering the Class A Redeemable Warrants on not less than 30 days prior written notice to the holders of the Class A Redeemable Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Class A Redeemable Warrants for a period of thirty consecutive trading days ending on the day prior to the day on which the Company gives notice of redemption. The Class A Redeemable Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

     Janssen-Meyers received for acting as placement agent a commission of 10% ($728,055) of the gross proceeds from the sale of the Common Stock and Class A Redeemable Warrants, as well as a 3% non-accountable expense allowance ($218,416) and reimbursement of other costs, including legal expenses relating to the offering ($77,171). In addition, Janssen-Meyers received as part of its compensation warrants (the "Unit Warrants"), exercisable until May 11, 2003, to purchase up to (i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and (ii) 516,068 Class A Redeemable Warrants to purchase up to 516,068 shares of the Company's Common Stock at a price per share of $3.24.

     As indicated earlier, the Company has developed products and technology independent of the "Licensed Product" and "Licensed Process" covered by the License Agreement with Rave and believes that a substantial portion of its future sales will not include "Licensed Product" and "Licensed Process." Pursuant to the terms of the Agency Agreement between the Company and Prime, Prime will receive 35% of net sublicensing fees received by the Company with respect to the first $50,000,000 of aggregate net sales of "Licensed Product," "Licensed Process" and "Results of Development" (as defined in the Development Agreement) made by the Company's sublicensees, after subtracting any royalty payments made to Rave pursuant to the License Agreement, and any other licensing expenses, and thereafter 45%. Prime will also receive up to an additional $1,500,000 of which (i) $400,000 has been paid in accordance with the terms of the Agency Agreement, (ii) $400,000 is payable out of the Company's first sublicensing fees of "Licensed Product," "Licensed Process" and "Results of Development," and
(iii) $700,000 is payable out of the Company's portion of sublicensing royalties when net sublicensing sales of "Licensed Product," "Licensed Process" and "Results of Development" exceed $200,000,000.

     The Company has determined to concentrate its resources and product strategy on the sale of its Softsets and NVP products and therefore the Company anticipates that its available cash will be sufficient to satisfy its contemplated cash requirements for at least through the next twelve months.

Plan of Operation

     The Company's plan of operation over the next 12 months focuses primarily on the final phase of the development of its ASIC chip, marketing and sales of its Softsets and NVP products in the OEM, professional video and retail markets and the continued effort necessary to support the sales and marketing of these products.

     The Company anticipates, based on its current proposed plans and assumptions relating to its operations, that it has sufficient cash to satisfy the estimated cash requirements of the Company for the next 12 months. In the event of unanticipated expenses, delays or other problems beyond this period, the Company might be required to seek additional funding . In addition, in the event that the Company receives a larger than anticipated number of initial purchase orders upon introduction of Softsets and the NVP products, it may require resources greater than its available cash or than are otherwise available to the Company. In such event, the Company may be required to raise additional capital. There can be no assurance that such additional capital will be available to the Company if needed, on commercially reasonable terms or at all.

     The Company's future performance will be subject to a number of business factors, including those beyond the Company's control, such as economic downturns and evolving industry needs and preferences, as well as the level of competition and the ability of the Company to successfully market its products and technology. There can be no assurance that the Company will be able to successfully implement a marketing strategy, generate significant revenues or achieve profitable operations. In addition, because the Company has had only limited operations to date, there can be no assurance that its estimates will prove to be accurate or that unforeseen events will not occur.

Year 2000

     The Company recognizes the need to ensure that its operations and systems (including information technology ("IT") and non-information technology ("non-IT") systems) will not be adversely affected by year 2000 hardware and software issues. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable years. Any of the company's programs that have time-sensitive software may recognize the date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. The Year 2000 problem affects the Company's installed computer systems, software applications and other business systems that have time sensitive programs.

     The Company has conducted a review of its IT and non-IT systems to identify those systems that could be affected by the Year 2000 problem. Modifications to the Company's systems as a result of the findings have been completed. Testing of these modifications is expected to be completed by January 31, 1999. In addition, the Company has contacted its major supplier (the fabricator/manufacturer of its ASIC chip) to verify that the systems that the major supplier uses are or will be Year 2000 compliant. If the Company's major supplier or others with whom the Company does business experience problems related to the Year 2000 issue, the Company's business, financial condition or results of operations could be materially adversely affected. Based on its current estimates and information currently available, the Company does not anticipate that the costs associated with Year 2000 compliance issues will be material to the Company's financial position or results of operations.

     The Company believes that its Year 2000 project will allow it to be Year 2000 compliant in a timely manner. There can be no assurances, however, that the Company's information systems or those of a third party on which the Company relies will be year 2000 compliant by the year 2000. An interruption of the Company's ability to conduct its business due to a Year 2000 readiness problem could have a material adverse affect on the Company's business, operations or financial condition. There can be no guarantee that the Company's Year 2000 goals or expense estimates will be achieved, and actual results could differ.

Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 was adopted by the Company on December 31, 1998. The Company does not expect the adoption of SFAS No. 131 to have an impact on the presentation of the Company's results of operations, financial position or cash flows.

     In February 1998, FASB issued SFAS No. 132, "Employees' Disclosures about Pension and Other Postretirement Benefits" ("SFAS No. 132"), which revises employers' disclosures about pension and other postretirement benefit plans. SFAS No. 132 does not change the measurement or recognition of those plans. SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. The Company does not expect the adoption of SFAS No. 132 to have an impact on the Company's results of operations, financial position or cash flows.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal uses including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on the Company's capitalization policy.

     In April 1998, AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard is not expected to have a significant impact on the Company's results of operations, financial position or cash flows.

     In June 1998, FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

                                    BUSINESS

General

     The Company is a development stage enterprise organized in July 1995. The Company develops and intends to manufacture and market products which improve picture quality in set-top boxes, televisions, VCR's, DVD's, camcorders and other video devices by enhancing and manipulating video signals. The television, telecommunications and computer markets are converging and, in the process, redefining the way their constituencies interact. The Company believes that video display is the common denominator of that interaction, and that the products it has developed and is developing will allow it to participate in the growth of the converging market.

     At the time of the initial public offering of the Company's Common Stock in July 1996, the Company had produced the following (together, the "Initial Products"):

o an operational prototype of an analog video processor which significantly enhances video picture quality;

o an operational prototype of another video enhancement device which combined the analog video processor with digitally based frame extrapolation video noise reduction circuits for use in national television standard codes or phase alternate lines;

o an operational prototype of a time base corrector providing for analog to digital conversion and the synchronization of up to 3 video sources; and

o an initial prototype of a video editing "studio" mounted on printed circuit boards.

     After the initial public offering, the Company established the Advanced Engineering Group to support the continuing development of its products and related technology, and the identification of additional sources of new technology. The Company uses the Advanced Engineering Group to create products and technology which are independent of the Initial Products. See "Management's Discussion and Analysis or Plan of Operation--General."

     Through the Advanced Engineering Group, the Company has developed, among others, the following products and technology:

o    the "NUWAVE Video Processor" which significantly enhances video images;

o a software called "Softsets" which provides end users and manufacturers who use the NUWAVE Video Processor in their products with an option to manipulate the attributes of video images to their own tastes or standards;

o    a significant  amount of the software  included in the Company's  products;
     and

o new circuitry to allow certain of the Company's products to be produced as chips.

     The Company originally anticipated devoting significant resources to the final commercial development of the Initial Products. However, with the introduction and apparent favorable reception of the NUWAVE Video Processor ("NVP") and Softsets by original equipment manufacturers ("OEM") and professional and retail markets and to best capitalize on the expanding and converging markets, the Company has determined to devote substantially all of its personnel and economic resources it would have devoted to the Initial Products to the final commercial development and marketing of the NVP and Softsets.

     During 1997, the Company began marketing its NVP as the "NUWAVE Video Processor" and the "Crystal Wave Video(TM)" circuit, and the Softsets as "Crystal Wave Softsets" through comprehensive sales presentations to prospective customers. Although the Company is unable to predict whether its marketing efforts will be successful, it believes based upon its presentations that the products have been well received, and several potential customers have indicated their desire to continue discussions. In January, 1998, the Company entered into its first OEM contract, a multi-year supply agreement with Thomson for the purchase of the NVP ASIC chip. Thomson is the largest manufacturer and marketer of television receivers and related video products in the U.S. under the RCA, GE and ProScan brands. The Company expects to produce the ASIC chips in accordance with the customer's specific application requirements supported by firm commitments rather than producing and inventorying standard ASIC chips in anticipation of the requirements of its potential customers. For a discussion relating to manufacturing of the Company's products, see "Management's Discussion and Analysis or Plan of Operation--Manufacturing."

     The technology on which the Company's Initial Products is based was originated by Rave prior to the Company's organization and is licensed to the Company by Rave pursuant to the License Agreement. The Company also entered into the Development Agreement with Rave pursuant to which Rave did work in connection with the development of the Initial Products. The Development Agreement expired on October 1, 1998. See "Business--Research and Development."

     In March 1997, the Company agreed with Rave to exclude from the License Agreement certain video transmission technology which Rave may develop for application in the video game industry (the "Video Game Technology"). In return, Rave agreed to pay the Company 2.5% of net sales of products using the Video Game Technology and 25% of any fees it receives from licensing such technology. The Video Game Technology is not used in any of the Company's current products, and the Company had no current plans to develop it. The Company continues to hold the rights to the technology outside the video game industry under the License Agreement.

History

     The Company was conceived of by Mr. Ernest Chu in June 1994 when he met with Mr. Ted Wong, the President of Prime as a result of an introduction by employees of a high-technology company for which Mr. Chu was then rendering consulting services in his individual capacity. At that time, Prime was the exclusive licensee of Rave's technology. Mr. Chu believed that the technology had the potential to be commercialized on a mass basis for use in the video broadcast industry. In the Fall of 1994, Mr. Chu and Mr. Wong determined that the Rave technology could be most effectively exploited if a new company were organized to license the technology and related products and directly commercialize and manufacture them, rather than relying on sublicensing. They agreed that Prime and Mr. Chu would directly participate in the equity of the new entity, and Rave would participate through its approximately 20% equity ownership in Prime and through royalty and development payments from the new company. Prime would continue to be responsible for sublicensing through an agency agreement with the new company. The parties recognized the need for an experienced president to operate the new company and to commercialize the products, and began negotiations with Mr. Gerald Zarin, whom Mr. Wong had recently met, to accept that position and participate in the Company's equity.

     Negotiations commenced in December 1994 and continued among Mr. Zarin, Mr. Chu, Mr. Wong on behalf of Prime and Mr. Randy Burnworth on behalf of Rave through early July 1995. As a result of these negotiations, the Company was organized in July 1995, at which time Prime terminated its exclusive license arrangement with Rave and the Company entered into the License Agreement. In addition, Rave agreed to continue the development of the technology and the Initial Products pursuant to the Development Agreement and Prime became the Company's exclusive agent to sublicense the products covered by the License Agreement to third parties (subject in all cases to the Company's approval) under the terms of the Agency Agreement. See "Risk Factors--Unconditional Obligation to Share Sublicense Fees" for a description of the Agency Agreement. Mr. Zarin became the Company's President and Mr. Chu became the Chairman of its Board of Directors and acting Chief Financial Officer. Mr. Wong became a director of the Company. The Company also entered into a consulting agreement with Corporate Builders, L.P., a limited partnership controlled by Mr. Chu.

     In connection with their organizational activities, Messrs. Chu, Wong, Burnworth and Zarin, as well as Rave and Prime, acted as "Promoters" of the Company within the meaning of the regulations promulgated by the Commission pursuant to the provisions of the Securities Act.

     Mr. Wong, a former director of the Company, is a director and an approximate 16% shareholder in Prime. Mr. Wong is also the President and Chief Executive Officer of Prime. Mr. David Kwong, a former director of the Company, is a director and approximate 22% shareholder of Prime. Mr. Kwong is also a Vice President of Prime. Rave is an approximate 20% shareholder of Prime, and Mr. Burnworth is a director of Prime. Mr. Burnworth is not a shareholder or officer of Rave; however, he is the primary source of Rave's technology and provides the direct supervision with respect to all of the development performed by Rave. Substantially all of the stock of Rave is owned by members of Mr. Burnworth's immediate family. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Prime. No officer or director of the Company has any ownership interest in, or serves as a director or officer of, Rave.

     Rave's principal activities were to provide services for the Company pursuant to the Development Agreement which expired on October 1, 1998. See "Management's Discussion and Analysis or Plan of Operation--Research and Development" for a description of the services provided by Rave pursuant to the Development Agreement. The Development Agreement provided that all results of development, including unrelated developments, belong to the Company, and that Rave will not undertake any development activities for third parties without the consent of the Company. Prime was organized in 1993 and, at that time, substantially all of its activities related to proposed licensing of Rave's products and technology and the organization of the Company. The exclusive licensing arrangement between Rave and Prime relating to the technology used in the Initial Products was terminated in July 1995.

Background--Video Images

     The human eye perceives all images as a result of its ability to recognize light. Light travels as continuous electromagnetic waves ("Analog Light Waves") that are either emitted by the object being observed or reflected from it. Analog Light Waves vary in frequency and amplitude, and can be directly captured as images. For example, in photography, light waves strike film treated with certain chemicals and the energy from the light wave causes chemical reactions that change the translucency of the film. As a result, the image can be recreated by again passing light through the film. In computers, visual images can be stored and manipulated after Analog Light Waves have been broken down into smaller constituent parts expressed as digital signals. These digital signals are transmitted as bits and then reconstituted into Analog Light Waves visible to the human eye.

     Broadcast television technology is based on Analog Light Wave transmissions. Analog Light Waves are captured by an electronic television camera and turned into usable electrical energy in the form of lower frequency waves in the form of electrical currents in an electric circuit ("Analog Video Waves"). That wave is transmitted to a receiver, where it is projected at the standard broadcast rate of 30 fps against a phosphorescent screen. The screen then emits Analog Light Waves, making the image visible to the human eye.

     Modern video telecommunications, such as satellite broadcasting and cable television, generally combine both analog and digital processes in order to capture and transmit images. For example, in digital satellite video telecommunication the image is digitized by a computer processor and then broadcast to a satellite. The digital information is received and rebroadcast by the satellite directly to a receiver, and then reconstituted into energy in the form of an analog wave and displayed at 30 fps to create a visible image.

     Band widths available for satellite video transmission are limited by the Federal Communications Commission ("FCC"). These limitations significantly restrict the amount of information that can be transmitted in any time interval and require most information to be transmitted in a compressed digitized format.

     Internet telecommunication is subject to greater limitations. All sites on the Internet are computers that process data on a digital basis linked by telephone lines. Information is typically transmitted over these lines from computers through modems. Currently, the fastest modems available for general use can transmit only a fraction of the digital information necessary to create real time images at 30 fps. Even if the speed of a modem was increased, the limitations of currently available personal computers for general use make it unlikely that a user would be able to retrieve and display data at a rate greater than 15 fps. One result is that real time teleconferences are generally accomplished by using special high speed modems and dedicated telephone lines rather than using the Internet. These telephone lines are usually provided by a national carrier having the equivalent band width of approximately 24 standard telephone lines, which is then able to transmit the video images at 30 fps. Charges for these dedicated lines are substantially the same as for standard line equivalents, making real time teleconferences expensive. The ability to use the Internet or otherwise use standard telephone lines for teleconferencing would substantially reduce costs of teleconferencing.

     Given the physical limitations of satellite, cable and telephone systems, and their increasing interactivity, ever more emphasis is being placed on compression technology as a means to allow more data to be transmitted in any time interval. Using a variety of techniques, portions of a digital description of an image are omitted in the transmission of information, and, by mathematical formula or inference, most of the omitted data is then replaced after reception. The result of this compression technology has been to increase the number of channels available for digital satellite broadcasting from 50 to 150, and to significantly improve the quality of images transmitted over the Internet. The Company believes that improvements in the amount of compression possible will continue. However, as the amount of compression increases, more data will likely be lost, and the quality of the image will deteriorate.

     Image information may be lost in the process of compression or distorted during recording, transmission or playback because of various factors, including signal interference or deterioration of original film quality and camera focus. Some of the problems from this loss or distortion of image information include lack of clarity, a "washed out" look and excessive or inadequate black level.

     One of the methods used to compress digitized video information for storage and transmission (other than television transmission) is to eliminate frames. A phenomenon causing analogous results occurs when the hard drive of a computer, or some other component, cannot retrieve or present data at sufficiently high fps. In either case, image movement is erratic and unrealistic. Regardless of whether the signal is compressed, the image may be subject to random salt and pepper patterns.

The Company's Video Enhancement Products

The NVP and Softsets

     The NVP controls, corrects and improves analog video signals' use of digital control (software). The NVP first detects and replaces all important picture synchronization and stability attributes. It then separates and corrects the color and black and white information. The NVP enhances fine details of an image and reduces distortions incurred in the course of transmitting the image, corrects the pure black content of images and adjusts perceived light on projected images. Fine detail enhancement is achieved by a proprietary circuit that analyzes the form of the analog waves at the point of origin or display, and processes the wave to significantly increase the clarity of the image.

     The NVP achieves "blackness" correction by establishing a "reference to true black" and adjusting the rest of the color spectrum to that reference, making a "washed out" image appear more vivid. Similar referencing currently is available only in expensive video display units, TV monitors and projection systems; the NVP's proprietary circuits enable the process to be performed inexpensively on a printed circuit board, ASIC or a small portion of a integrated circuit chip.

     The NVP also contains circuits that provide for the adjustment of light in images and brightness of the colors presented, similar to circuits traditionally included in televisions.

     The NVP can be used prior to further processing of the Analog Video Wave at the source of the video signal and/or at the other end of the process prior to the display of the video image. In the form of a chip, it can be included in a television set, video projector or in a video conference display or in the decoder or routing box that connects a typical television to a cable broadcasting company or a multichannel satellite provider. The NVP also can be included in any personal computer that has a capture board, a device enabling the computer to convert standard broadcast video signals into a digitized form. This enables the image to be enhanced prior to digitization.

     Through its Advanced Engineering Group, the Company has developed the Softsets to control the functions of the NVP. The Softsets give both end users and manufacturers who use the NVP in their products the ability to manipulate the attributes of video images to their own taste or standards. For example, the manufacturer of a set-top box who includes the NVP and Softsets in its product could offer viewers the ability to select predetermined optimum video parameters for "Sports," "Movies," "Drama" or other predesignated programming from their remote control ("Active Softsets"). Additionally, program providers or other transmitters can encode their signal so that a receiving device containing the Softsets and enhanced NVP will automatically adjust its video parameters to a predetermined value when the signal is received ("Passive Softsets"). The encoded signal can also be included in the actual programming.

     During 1997, the Company began marketing the NVP as the "NUWAVE Video Processor" and the "Crystal Wave Video(TM)" circuit, and the Softsets as "Crystal Wave Softsets" through comprehensive sales presentations to prospective customers.

The Initial Products

     The Company originally anticipated devoting significant resources to the final commercial development of the Initial Products. However, with the introduction and apparent favorable reception of the NVP and Softsets by the OEM (including an order from Thomson), professional and retail markets and to best capitalize on the expanding and converging markets, the Company has determined to devote substantially all of the personnel and economic resources it would have devoted to these products to the marketing of the NVP and Softsets. Because the final commercial development of the Initial Products will be based in large part on the Company's experience in marketing the NVP and Softsets, the Company cannot predict when, if at all, it will finalize commercial development of these products or commence marketing them.

The Company's Other Potential Products

     The  Company  intends to  continue  to use  outside  consultants  to assure exposure to new ideas and technology. The Company, through its Advanced Engineering Group and agreements with third parties, is conducting investigation, research and development activities with respect to other products relating to video telecommunications although none are material to the Company's present plan of operation. These activities may give rise to additional products which may be commercialized by the Company. However, there can be no assurance that its efforts will result in marketable products or products which can be produced at commercially acceptable costs.

Research and Development

     Research and development activity with respect to the Company's Initial Products was carried out by Rave prior to July 21, 1995, the date upon which the Company and Rave entered into the License Agreement and the Development Agreement. The Company's Initial Products were based on technology originated by Rave prior to the Company's organization and licensed to the Company by Rave pursuant to the License Agreement. Although it was the Company's intention to utilize Rave as its primary source for research and development activities, the Company has become dissatisfied with Rave's performance under the Development Agreement and has found it necessary to utilize its Advanced Engineering Group as its primary means for product development. On October 1, 1998 the three year term of the Development Agreement between the Company and Rave expired. The Company paid Rave an aggregate of (i) $2,731,906 for development services, (ii) $507,012 for equipment which was supposed to be used in conjunction with development services which were required and (iii) $125, 913 for materials intended to be used in conjunction with the development services. The Company has also guaranteed an additional $109,632 for related equipment lease payments to be made on Rave's behalf.

     The Company's Advanced Engineering Group currently operates to support the continuing development of the Company's products and related technology, and the identification of additional sources of new technology. The Company utilizes its Advanced Engineering Group to create products and technology independent of the "Licensed Product" and "Licensed Process" as outlined in the License Agreement. These independently developed products and technology include the NVP, a significant amount of the software included in each of its products and new circuitry to allow certain of the products to be produced as ASICs. The Advanced Engineering Group also developed the Softsets for the NVP and certain of the enhancements to it. Utilizing this technology, the Company has developed the ProWave NVP 2.2 that is currently available as a stand-alone unit or a PC board with software. The Advanced Engineering Group is also currently developing a commercial video retail product also utilizing the NVP technology.

     As of December 21, 1998, the Advanced Engineering Group consisted of 5 of the Company's employees and outside consultant organizations who have on their respective staffs engineers, technicians and support personnel (totaling more than 30 personnel) who devote time to the Company on an as needed project by project basis. The Company anticipates that the make up of its Advanced Engineering Group will change from time to time depending on its current and anticipated development and commercialization plans. The Company's strategy with respect to new products and technologies is to continue to utilize the Advanced Engineering Group as well as other independent third party sources and to increase its internal technical and engineering staff as appropriate.

     From July 17, 1995 to September 30, 1998, the Company incurred expenses of $5,132,284 on research and development, of which approximately 66% was paid to Rave pursuant to the Development Agreement. During the next 12 months, the Company estimates that it will spend approximately $850,000 in support of the commercialization of its products and on research and development. In the event the Company is able to generate sufficient revenues from sales of its Softsets and NVP products during such 12-month period, it anticipates it will increase its expenditures on research and development and the identification of new sources of technology.

     For a  discussion  regarding  disputes  under the  License  Agreement,  see
"Management's Discussion and Analysis or Plan of Operation--Research and Development."

Marketing and Sales

     The Company commenced marketing of its NVP and Softsets to manufacturers of video products including televisions, VCR's, DVD's, set-top boxes, satellite distribution systems, digital cameras and camcorders. The Company has also introduced its technology to companies that manufacture component parts and semiconductors used in the manufacture of such video products. The Company believes that the inclusion of its NVP and Softsets in such video products will allow them to produce significantly better images and allow for product differentiation, and the low cost to the user will make it an attractive product. The Company's goal is to position itself to take advantage of the converging television, telecommunication and computer markets by developing multiple products from its unique video enhancement technology.

     In that regard, the Company established three sales and marketing divisions to service the market needs: 1) the Crystal Wave Division for OEM, 2) the ProWave Division for the professional market and 3) the CWave Division for the retail and direct consumer markets. The core of the Company's unique technology is the NVP ASIC chip. This integrated circuit will be incorporated into each of the Company's divisional product lines.

     The Crystal Wave Division's potential customer base includes manufacturers of products that can utilize the NVP ASIC including the following product categories: TV, VCR, camcorder, digital camera, set-top box, large screen TV, LCD TV, plasma LCD TV, audio/video receivers, direct TV (DSS systems) and web TV. Manufacturers of such products include Thomson, Sony, Matsushita, Phillips, Mitsubishi, Sharp, Sanyo, Samsung, JVC, Zenith, General Instruments, Packard Bell, Compaq, IBM, Dell Computers and LSI Logic.

     Initially, the Company elected to contact all of the potential customers listed above directly or in conjunction with selected consultant organizations such as CTI with whom the Company has contracted on a commission basis. CTI, for over twenty six years, has been in the business of taking R&D and technology companies and introducing them to major companies specializing in their respective markets. The Company's sales strategy is a direct consultative sales approach that requires the presence of its own engineering and sales personnel to properly present and demonstrate the technology, explain the sales and marketing concepts, and maintain direct contact from an engineering position throughout the entire sales cycle. Although the Company is unable to predict whether its marketing efforts will be successful, it believes, based on its presentations, that the products have been well received, and several potential customers have indicated their desire to continue discussions.

     In January 1998, the Company entered into a multi year supply agreement with Thomson for the purchase of its NVP ASIC chip and expects to begin filling Thomson orders in 1999. The Company originally anticipated the production of its ASIC chip during the second half of 1998, however the design cycle has taken longer than expected and management currently expects production of the ASIC chip in the Spring of 1999. The availability of the completed ASIC chip is directly related to the Company's ability to generate OEM orders and revenues for the 1999 selling season.

During the second quarter of 1998, the Company opened a sales and engineering office in Osaka, Japan to maintain on-going discussions, provide in-person demonstrations of the Company's technology and directly participate in technical due diligence sessions with potential customers who are evaluating the Company's technology. During the third quarter of 1998, the Company opened a sales and engineering office in Beijing, China for its products and technology to be sold into the Chinese domestic market, which is equal in size to the U.S. market.

     During 1997, the Company formed its ProWave Division for sales and marketing of the ProWave NVP 2.2 and related products to the professional video marketplace. The Company's potential customer base in this division fall into three major categories: 1) integrated systems dealers; 2) professional security and surveillance dealers; and 3) medical imaging dealers. These dealers will sell to the ultimate user of the product. The Company plans to utilize independent commissioned sales representatives along with its own internal staff and management team to manage, oversee, train and support the sales effort of the dealers. In November 1997, the Company contracted with The LACOM Group to help the Company activate a national independent sales "rep" and dealer network to support the launch of this Division. Through September 30, 1998, eight organizations had signed contracts to represent the Company's ProWave Division. To date, the Company has sold limited quantities of the ProWave NVP 2.2. (primarily for sales demonstration purposes until the ASIC chip is available to replace the more expensive printed circuit board).

     The Company is currently developing retail products for consumers who have TV's and do not have a NUWAVE enabled product but want to improve the picture quality of their home viewing. The Company's CWave Division will market these products. The Company has determined that the most effective way to introduce these products into the retail marketplace during 1999 is to work through distributors who will manufacture and sell to retailers, including those with whom they are currently doing business. The Company is in the process of identifying a qualified distributor with whom it hopes to establish a strategic partnership to help expedite the introduction of the retail products to the market in 1999. The Company's potential customer base for such retail products are all major retail outlets for consumer electronics products such as: retail consumer electronics dealers; retail electronics & personal computer distributors; home shopping networks; infomercial companies; mail order consumer electronics; wholesale clubs; mass merchants; discount retail stores; department stores and OEM's. See
"Management's  Discussion  and  Analysis  or  Plan of  Operation--Marketing  and
Sales."

     In addition to product sales, the Company may license the manufacture of its products and use of its technology in situations in which such arrangements are to its economic advantage. However, because its emphasis has been on product sales and OEM manufacturing, it has not yet developed a comprehensive licensing program, established proposed royalties or otherwise determined the terms and conditions of the arrangements it may want to make with proposed licensees or others.

     The Company intends to support the above sale efforts through various sales and marketing programs/ activities including trade advertising, attendance at industry trade shows, attendance at participating dealer shows, attendance at end user events, literature mailers and co-op dealer advertising.

Manufacturing

     For a discussion relating to manufacturing of the Company's products, see "Management's Discussion and Analysis or Plan of Operation--Manufacturing."

Patents; Proprietary Information

     To the extent practicable, the Company has filed and intends to file U.S. patents and/or copyright applications for certain of its proposed products and technology. The Company has also filed and intends to file corresponding applications in key industrial countries worldwide.

     Under the License Agreement, the Company has exclusive license rights to all patents and copyrights obtained or to be obtained for the products and technology licensed under the License Agreement. For a discussion relating to the License Agreement and the exclusivity provisions thereunder, see "Risk Factors--License." In April 1996, the Company filed on behalf of Rave two patent applications for its Randall connector system and received one patent in respect thereof in November 1997 and the second patent in respect thereof in January 1998.

     For a discussion relating to the rejections of the patent applications for the Rave Clarity Circuit, see "Management's Discussion and Analysis or Plan of Operation--Research and Development." For a discussion relating to patents for our independently developed products and risks related thereto, see "Risk Factors--Enforceability of Patents and Similar Rights; Possible Issuance of Patents to Competitors; Trade Secrets."

Competition

     For a discussion relating to the competition that the Company faces and risks related thereto, see "Risk Factors--Competition" and "Risk Factors--Rapid Changes to Industry Standards; Product Obsolescence."

Management Information Systems

     The Company believes that the capacity of its existing data processing and management information systems is sufficient to allow the Company to expand its business without significant additional capital expenditures. In addition, the Company has conducted a review of its systems to identify those systems that could be affected by the Year 2000 problem and modifications to the Company's systems have been made. Testing of these modifications is expected to be completed by January 31, 1999. See "Management's Discussion and Analysis or Plan of Operation--Year 2000."

Employees

     The Company currently has ten full-time employees and, depending on its level of business activity, expects to hire additional employees in the next 12 months, as needed, to support marketing and sales, manufacturing and research and development.

Facilities

     The Company has established its headquarters in Fairfield, New Jersey. Pursuant to the sublease relating to such facility, the Company is obligated to make monthly rental payments of $5,400. The lease is on a month-to-month basis. The Company's subleased portion of the facility is approximately 2,500 square feet and the sublease entitles the Company to share certain common areas.

Legal Proceedings

     On November 13, 1998, pursuant to the provisions of the License Agreement and the Development Agreement, the Company commenced an arbitration proceeding under the American Arbitration Association Rules of Patent Arbitration against Rave and Randy Burnworth. Such proceeding seeks (a) damages for the injuries to the Company caused by Rave's and Burnworth's breaches of their contractual and common law obligations to the Company and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" (each as defined in the License Agreement). See "Risk Factors--License."

     Rave has informed the Company that the Company is obligated to pay Rave (a) $65,000 per month under the License Agreement for at least the 12-month period ending September 30, 1999 and (b) $380,000 for purchases and leases of equipment under the Development Agreement. Management believes that these claims are without merit and will vigorously contest them; accordingly, no additional liability has been recorded for such claims. However, there can be no assurances that such claims will not result in the Company incurring a liability.

                                   MANAGEMENT

Directors And Executive Officers

     The following table sets forth the names, ages as of January 15, 1999 and business experience of the directors and executive officers of the Company. Directors of the Company hold their offices for a term of one year or until their successors are elected and qualified. Officers of the Company serve at the discretion of the Board of Directors of the Company.

         Name                  Age                   Position
         ----                  ---                   --------

Gerald Zarin                   57         Chairman of the Board of Directors,
                                            Chief Executive Officer and
                                            President

Ed Bohn                        54         Director

Lyle E. Gramley                71         Director

Joseph A. Sarubbi              70         Director

Don Legato                     55         Vice President - Sales

Jeremiah F. O'Brien            51         Vice President, Secretary and Chief
                                            Financial Officer

Robert Webb                    62         Vice President - Marketing/Technical
                                            Development

     GERALD ZARIN has been a Director and President and Chief Executive Officer of the Company since July 1995. He has been Chairman of the Board of Directors since January 28, 1996. From June 1991 until January 1993, Mr. Zarin was the Chairman, President and Chief Executive Officer of Emerson Radio Corporation, which designs and sells consumer electronics products. From June 1993 to July 1995, he was President and Chief Executive Officer at AMD Consulting, Inc., a business consulting firm. From November 1990 to June 1991, he was President and Chief Executive Officer of JEM, Inc., an importer of fine furnishings. From August 1987 to October 1990, he was Senior Vice President and Chief Financial Officer of Horn & Hardart, Inc. Horn & Hardart, Inc. is the parent company for Hanover House and various other hotels and fast food chains. From 1976 to 1986, he was President and Chief Executive Officer of Morse Electro, Inc., which designed and sold consumer electronics products.

     EDWARD BOHN has been a Director of the Company since July 1995. From February 1995 to the present, he has been a Director and Consultant of Jennifer Convertibles, a furniture distributor. From September 1994 to the present, he has operated as an independent consultant in financial and operational matters. From January 1983 to March 1994, Mr. Bohn was employed in various capacities by Emerson Radio Corporation, which designs and sells consumer electronics products. From March 1993 to March 1994, he was Senior Vice President-Special Projects; from March 1991 to March 1993, he was Chief Financial Officer and Treasurer/Vice President of Finance. Emerson Radio Corporation filed in the United States Bankruptcy Court, District of New Jersey, for protection under Chapter 11 of the Federal Bankruptcy Act on September 29, 1993 and was discharged on March 31, 1994.

     LYLE E. GRAMLEY has been a Director of the Company since December 1995. He has been employed by the Mortgage Bankers Association in Washington, D.C. since 1985, as Senior Staff Vice

President and Chief Economist from 1985 to 1992, and as a Consulting Economist from 1992 to the present. From 1980 to 1985, Mr. Gramley was a member of the Board of Governors of the Federal Reserve Board.

     JOSEPH A. SARUBBI has been a Director of the Company since March 1996. From October 1993 to June 6, 1996, he was a director of The Panda Project, Inc., a manufacturer of computers and semiconductor packages. Since April 1988, Mr. Sarubbi has been a self-employed management and technical consultant to various technology companies. From February 1986 to April 1988, he was Senior Vice
President of Manufacturing Operations for Tandon Corporation, a computer manufacturer. From December 1952 to January 1986, Mr. Sarubbi was employed by IBM in various senior engineering positions.

     DON LEGATO has been the Vice President-Sales of the Company since February 1997. From April 1994 to February 1997, he was the President of Gale Group Ltd., Inc., a management consulting firm. From May 1993 to April 1994, he served as Vice President Sales and Marketing and also as a Director for Applied Safety Inc., (makers of the "World's First" Retrofit Driver's Side Airbag System in the United States). From June 1992 to May 1993 he was President of Technology Solutions Distributing Inc., a computer products distribution company. From November 1972 to June 1992, he was President and CEO of T.L.D. Limited, Inc., a manufacturer's representative company representing major electronics and computer consumer products firm such as Sanyo, Sharp, Sony and Apple Computer. He also served on Manufacturer's Advisory Councils for several of these companies.

     JEREMIAH F. O'BRIEN has been Vice President and Secretary of the Company since July 1995 and Chief Financial Officer since January 1996. From 1983 to 1989, he served as CFO and Executive Vice President for Cardiac Resuscitator Corporation, a medical electronics manufacturer. From September 1989 through June 1991, he served as Senior Vice President of Finance for Emerson Computer Corporation and Emerson Technologies, Inc. (both of which manufacture and sell electronic components and products). From June 1993 through March 1994, Mr. O'Brien was Corporate Controller for Andin International, a jewelry manufacturing company. During the period of July 1991 through July 1995, he also functioned as an independent consultant in financial matters to various private corporations.

     ROBERT WEBB has been the Vice President-Marketing/Technical Development of the Company since September 1995. From June 1995 to September 1995 Mr. Webb acted as an independent consultant to various private corporations. From July 1994 until March 1995 he was Vice President of New Product Development for Studio Magic, Inc., a company involved in the design and manufacture of computer video equipment, and served as a consultant for such company from October 1993 to July 1994 and in April 1995. From October 1973 until October 1993 he was employed by Grass Valley Tektronix, which produces broadcast television equipment. He served as a special advisor to the President of Grass Valley Tektronix from February 1993 to September 1993; he was Division General Manager-Graphics Systems from November 1990 to February 1993 and held various executive positions prior to that time.

Compensation of Executive Officers

     The following table sets forth the annual and long-term compensation paid by the Company for services performed on the Company's behalf for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, with respect to those persons who were, as of December 31, 1998, the Company's Chief Executive Officer and the Company's executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                   Annual Compensation                 Compensation Awards
                                   -------------------                 -------------------
                                                                    Securities
                                                                    Underlying
                                                        Other         Options
Name and Principal                                      Annual      (Number of      All Other
Position                   Year    Salary    Bonus   Compensation     Shares)      Compensation
------------------         ----    ------    -----   ------------     -------      ------------
Gerald Zarin, President   1996    $115,700  $50,000      $0                 0             $0
and Chief Executive       1997    $120,000       $0      $0                 0             $0
Officer                   1998    $120,000  $25,000      $0           385,000             $0
------------------------------------------------------------------------------------------------
Don Legato,               1997    $129,800       $0      $0            60,000             $0
Vice President-Sales      1998    $150,000  $12,500      $0            50,000             $0
------------------------------------------------------------------------------------------------
Jeremiah F. O'Brien,      1996    $ 93,100   $7,500      $0             5,000             $0
Chief Financial           1997    $100,000       $0      $0                 0             $0
Officer, Vice President   1998    $103,800  $15,000      $0            75,000             $0
and Secretary
------------------------------------------------------------------------------------------------
Robert Webb, Vice         1996    $ 99,900  $17,500      $0                 0             $0
President-Marketing/      1997    $108,000       $0      $0                 0             $0
Technical Development     1998    $108,000  $12,500      $0            40,000             $0
------------------------------------------------------------------------------------------------

Option Grants in Last Fiscal Year

     The number of shares available for grant under the Company's 1996 Stock Incentive Plan for Employees and Consultants (the "Employee Stock Option Plan") is 349,500. Options for an aggregate of 855,500 shares have been granted under the Employee Stock Option Plan. During the Company's 1998 fiscal year, options covering a total of 653,000 shares of Common Stock were granted under the Employee Stock Option Plan.

     The following table sets forth certain information regarding options granted under the Employee Stock Option Plan during the fiscal year ended December 31, 1998 to the Named Executive Officers:

                 OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1998
                       (Individual Grants in Fiscal Year)

               Number of     Percent of
               Securities   Total Options
               Underlying    Granted to       Exercise Price
   Name         Options       Employees       Per Share (1)      Expiration Date
--------------------------------------------------------------------------------
Gerald Zarin    128,334         19.7               3.25           May 25, 2003
                128,333         19.7               3.25           May 25, 2004
                128,333         19.7               3.25           May 25, 2005
Don Legato       16,667          2.6               3.25           May 25, 2003
                 16,667          2.6               3.25           May 25, 2004
                 16,666          2.6               3.25           May 25, 2005
Jeremiah F.      25,000          3.8               3.25           May 25, 2003
O'Brien          25,000          3.8               3.25           May 25, 2004
                 25,000          3.8               3.25           May 25, 2005
Robert Webb      13,334          2.0               3.25           May 25, 2003
                 13,333          2.0               3.25           May 25, 2004
                 13,333          2.0               3.25           May 25, 2005
--------------------------------------------------------------------------------
TOTAL           550,000         84.2%
--------------------------------------------------------------------------------

(1) All grants of options have been made with exercise prices equal to fair value at date of grant.

Option Exercises And Year-End Option Values

     No options were exercised in fiscal year 1998 by any of the Named Executive Officers. The following table sets forth, as of December 31, 1998, the number of stock options and the value of unexercised in-the-money stock options held by the Named Executive Officers.

                           Number of Securities        Value of Unexercised
                          Underlying Unexercised      In-The-Money Options(1)
        Name           Options at December 31, 1998    at December 31, 1998
        ----           ----------------------------   ------------------------
                       Exercisable    Unexercisable   Exercisable  Unexercisable
                       -----------    -------------   -----------  -------------

Gerald Zarin               328,334       256,666        $299,000        $0
Robert Webb                 83,334        26,666         105,000         0
Don Legato                  76,667        33,333               0         0
Jeremiah F. O'Brien         55,000        50,000          42,000         0
--------------------------------------------------------------------------------
TOTAL:                     548,335       366,665        $446,000        $0
--------------------------------------------------------------------------------

(1) The dollar value of the unexercised options has been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the option at fiscal year-end.

Directors' Compensation

     Directors who are not employees of the Company are entitled to a fee of $2,500 per year and $500 per meeting attended (other than telephonic meetings) for serving on the Board of Directors. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors. For the fiscal year ended December 31, 1998, each of Messrs. Bohn, Gramley and Sarubbi received compensation of $2,500 and $1,500 for attendance at three non-telephonic board meetings and David Kwong (who resigned as a director in August 1998) received compensation of $2,500 and $1,000 for attendance at two non-telephonic board meetings.

     On November 25, 1996, the Board of Directors adopted the 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), which was approved by the stockholders on May 29, 1997. Under the Director Stock Option Plan, each individual elected, re-elected or continuing as a non-employee director will automatically receive a stock option for 5,000 shares of Common Stock, with an option exercise price equal to the fair market value of the Common Stock on the date of grant. 235,000 shares have been reserved for issuance under the Director Stock Option Plan. Initially, options to purchase 3,000 shares of Common Stock at an exercise price of $5.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi on November 25, 1996 under the Director Stock Option Plan. On May 29, 1997, options to purchase 5,000 shares at an exercise price of $6.75 per share were granted to each of Messrs. Bohn, Gramley, Kwong and Sarubbi under the Director Stock Option Plan. In addition, on May 26, 1998, options to purchase 53,000 shares at an exercise price of $3.25 per share were granted to Mr. Bohn and options to purchase 25,000 shares at an exercise price of $3.25 per share were granted to each of Messrs. Gramley, Kwong and Sarubbi. Directors who are also officers or employees of the Company do not receive any additional compensation for services as a director. Currently, Mr. Zarin is the only such director. For a description of Mr. Zarin's compensation as an officer of the Company, see "Management--Compensation of Executive Officers."

     For a description of consulting fees paid to Messrs. Bohn and Sarubbi, see "Certain Relationships and Related Transactions."

Employment Agreements

     Mr. Zarin entered into an employment agreement with the Company, dated as of July 20, 1995, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer through December 31, 2000. In December 1997, the term of the agreement was extended for two additional years to December 31, 2002. The agreement provided for an initial salary of $90,000 per year and increased to $120,000 on March 15, 1996. Mr. Zarin is also entitled to an annual bonus equal to (i) 30% of his base compensation if the Company's net profits before taxes is equal to projections to be approved by the Company's Board of Directors, (ii) 60% of his base compensation if the Company's net profits before taxes are equal to 110% of such projections, and (iii) 100% of his base compensation if the Company's net profits before taxes are equal to 120% of such projections. Mr. Zarin can terminate the agreement upon 180 days notice. The Company can terminate the agreement for good cause at any time. If the Company terminates the agreement other than for good cause, or otherwise materially breaches the agreement, Mr. Zarin will receive a single payment equal to the remaining payments he would have been entitled to receive during the unexpired portion of the agreement. In addition, the employment agreement provides Mr. Zarin with an option to purchase 200,000 shares of Common Stock at $1.50 per share. The option expires December 31, 2000 and terminates if Mr. Zarin voluntarily leaves the Company or the employment agreement is terminated by the Company for good cause. In connection with services rendered in establishing the Company and creating its business plan and projections, Mr. Zarin received 450,000 shares of the Company's Common Stock valued at $.01 per share.

     Mr. Webb entered into an employment agreement with the Company, dated as of September 11, 1995, pursuant to which Mr. Webb was appointed Vice President-Marketing of the Company. In March 1997, his title was changed to Vice President-Marketing/Technical Development in order to more accurately reflect his duties. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Webb's initial salary was $5,000 per month and was increased to $108,000 per year as of August 14, 1996. In connection with his employment agreement, Mr. Webb received options to purchase 70,000 shares of the Company's Common Stock at $1.50 per share.

     Mr. Legato entered into an employment agreement with the Company, dated as of February 11, 1997, pursuant to which Mr. Legato was appointed Vice President-Sales of the Company. The employment agreement continued until March 31, 1996 and thereafter has been continuing for successive 3-month periods. Mr. Legato's initial salary was $150,000 per year as of August 14, 1996 and has not been increased. In connection with his employment agreement, Mr. Legato received options to purchase 60,000 shares of the Company's Common Stock at $6.875 per share.

     In connection with services performed by Mr. O'Brien, on July 17, 1995, he received 5,000 shares of the Company's Common Stock valued at $.01 per share and has been granted options to purchase 25,000 shares of the Company's Common Stock at $1.50 per share and 5,000 shares of the Company's Common Stock at $2.00 per share.

1996 Stock Incentive Plan for Employees and Consultants

     As of January 31, 1996, the Company adopted the Employee Stock Option Plan, pursuant to which stock options (both Nonqualified Stock Options and Incentive Stock Options), stock appreciation rights and restricted stock may be granted to key employees and consultants (the "Participants"). The purpose of the Employee Stock Option Plan is to provide employees and consultants of the Company with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to align the interest of employees and consultants with the interests of the stockholders of the Company, and to attract and retain employees and consultants of exceptional ability.

     The Employee Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of Gerald Zarin, Edward Bohn and Lyle Gramley. The Compensation Committee determines persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights or restricted stock.

     The maximum number of shares with respect to which stock options, stock appreciation rights or restricted stock may be granted under the Employee Stock Option Plan is 1,205,000. The Compensation Committee determines, in its discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options, stock appreciation rights and restricted stock. The Compensation Committee may grant to Participants either Incentive Stock Options or Nonqualified Stock Options or any combination thereof. Each option granted under the Employee Stock Option Plan designates the number of shares covered thereby, if any, with respect to which the option is an Incentive Stock Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Stock Option.

     The Compensation Committee determines and designates which employees and consultants of the Company will receive stock options, stock appreciation rights or restricted stock. Incentive Stock Options may be granted only to employees of the Company, which includes officers and directors who are also employees of the Company.

     The Compensation Committee, in its discretion, establishes the price per share for which the shares covered by the option may be purchased. Any Incentive Stock Option granted under the Employee Stock Option Plan will have an exercise price of not less than 100 percent of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Stock Option granted to a Participant who owns more than 10 percent of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110 percent of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Stock Option granted under the Employee Stock Option Plan (i.e., an option to purchase the Common Stock that does not meet the requirements under the Internal Revenue Code of 1986, as amended (the "Code") for Incentive Stock Options) must have an exercise price of at least the par value of the stock.

     Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Stock Option under the Employee Stock Option Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In such event, the exercise of the stock option terminates the stock appreciation right to the extent of the shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the shares with respect to which such right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, in which case both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not, however, be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Stock Option or vice versa, unless certain terms and conditions are met.

     The Committee may award shares of restricted stock to Participants. Restricted shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transferability, Participants have all the rights of shareholders in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares. If a Participant ceases to be an employee or consultant of the Company for any reason other than death or permanent disability, all shares of restricted stock awarded to the Participant shall be forfeited and transferred back to the Company. If a Participant ceases to be an employee or consultant of the Company by reason of death or permanent disability, the transferability restrictions on the shares of restricted stock awarded to the Participant shall lapse.

     The Company has registered the issuance of all options and all shares issuable upon exercise of the options on Form S-8 under the Securities Act.

     The Company has granted options to purchase a total of 855,500 shares of Common stock at prices ranging from $1.50 to $6.75 per share under the Employee Stock Option Plan.

Non-Employee Director Stock Option Plan

     As of November 25, 1996, the Company adopted the Director Stock Option Plan in order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company.

     The Director Stock Option Plan is administered by the Board of Directors of the Company. The Board grants stock options under the Director Stock Option Plan and is authorized to interpret the Director Stock Option Plan, to promulgate, amend and rescind rules and regulations relating to the Director Stock Option Plan and to make all other determinations necessary or advisable for its administration.

     The maximum number of shares of Common Stock with respect to which options may be granted under the Director Stock Option Plan is 235,000. The number of shares subject to each outstanding option, the number of shares subject to each option to be granted under the Director Stock Option Plan, the option price with respect to outstanding options, and the aggregate number of shares remaining available under the Director Stock Option Plan are subject to adjustment as the Board, in its discretion, deems appropriate to reflect such events as reorganizations of or by the Company.

     Each member of the Board of Directors (an "Eligible Director") who otherwise (1) is not currently an employee of the Company, or (2) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan) is eligible for the grant of stock options under the Director Stock Option Plan. The Board may grant Eligible Directors such number of stock options as the Board may determine from time to time. Annually, each Eligible Director shall be entitled to receive an option to purchase 5,000 shares of Common Stock, which options will be exercisable at the closing price of such shares of Common Stock at the date of such grant.

     An option granted under the Director Stock Option Plan will have an exercise price equal to 100 percent of the fair market value of the shares on the date on which such option is granted. No stock option may be exercisable prior to the expiration of six months from the date of grant unless the Eligible Director dies or becomes disabled prior thereto. If not sooner terminated, each option granted under the Director Stock Option Plan will expire ten years from the date of its granting.

     If an Eligible Director is terminated from the Board of Directors by reason of death or disability, an option granted to such Eligible Director may be exercised for a period of twelve months after such termination. If an Eligible Director is terminated from the Board of Directors for any reason other than death or disability, an option granted to such Eligible Director may be exercised for a period of sixty days after such termination.

     The Company has granted options to purchase a total of 160,000 shares of Common Stock at prices ranging from $3.25 to $6.75 per share under the Director Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of December 31, 1998 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                        AMOUNT AND NATURE     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL            OF BENEFICIAL        OUTSTANDING
          OWNER                            OWNERSHIP 1        SHARES OWNED 2
-------------------------------------  --------------------  -----------------

Gerald Zarin                                 781,334               9.0%
     36 Troy Drive
     Short Hills, NJ 07078 3

Edward Bohn                                   46,833                  *
     322 Broadway
     Pompton Lakes, NJ 07442 4

Lyle Gramley                                  33,334                  *
     12901 Three Sisters Road
     Potomac, MD 20854 5

Joseph A. Sarubbi                             48,334                  *
     3221 S. Ocean Blvd., Suite 908
     Highland Beach, FL 33487 5

Don Legato                                    76,667                  *
     2 West Close Street
     Moorestown, NJ 08057 6

Jeremiah F. O'Brien                           62,500                  *
     525 W. 236th St., #5-F
     Riverdale, NY 10463 7

Robert Webb                                   83,334                  *
     298 Stanton Mountain Rd.
     Lebanon, NJ 08833 8

Helen Burgess                                577,854               6.9%
     40 E. 30th St., 10th Fl.
     New York, NY 10016

David Kwong                                  459,718               5.5%
     13694 Fremont Pines Road
     Los Altos, CA 94022 5, 9, 10

Bruce Meyers                               1,335,013              15.1%
     17 State Street
     New York, NY 10004 11, 12, 13

Peter Janssen                              1,132,311              12.9%
     17 State Street
     New York, NY 10004 14, 15, 16

Janssen-Meyers Associates, L.P.              562,042               6.3%
     17 State Street
     New York, NY 10004 17

All executive officers and                 1,132,336              12.6%
directors as a group (7
persons) 18

* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after December 31, 1998 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes shares outstanding as of December 31, 1998 plus any shares subject to options and warrants held by the person in question that are currently exercisable within 60 days after December 31, 1998.
(3) Includes 328,334 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options.
(4) Includes 41,833 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options.
(5) Includes 13,334 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options.
(6) Includes 76,667 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options.
(7) Includes 55,000 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options. Also includes 2,500 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding warrants held by Mr. O'Brien's wife. As to these 2,500 shares, Mr. O'Brien disclaims beneficial interest.

(8) Includes 83,334 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of outstanding options.
(9) David Kwong, a former director of the Company, owns approximately 21.6% of Prime's stock. Mr. Kwong is a director of Prime. Mr. Kwong disclaims beneficial interest in the Company's Common Stock owned by Prime.
(10) Includes 231,117 shares of the Company's Common Stock owned by Prime, as to which Mr. Kwong disclaims beneficial interest. See footnote 9 above.
(11) Includes (i) 202,703 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of Class A Redeemable Warrants, (ii) 171, 427 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of Unit Warrants and (iii) 128,571 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(12) Bruce Meyers is a principal of Janssen-Meyers Associates, L.P. ("Janssen-Meyers"). Mr. Meyers disclaims beneficial interest in the Company's Common Stock beneficially owned by Janssen-Meyers.
(13) Includes 562,042 shares of the Company's Common Stock beneficially owned by Janssen-Meyers, as to which Mr. Meyers disclaims beneficial interest. See footnote (12) above and footnote (17) below.
(14) Includes (i) 115,831 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of Class A Redeemable Warrants, (ii) 171, 427 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of Unit Warrants and (iii) 128,571 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(15) Peter Janssen is a principal of Janssen-Meyers. Mr. Janssen disclaims beneficial interest in the Company's Common Stock beneficially owned by Janssen-Meyers.
(16) Includes 562,042 shares of the Company's Common Stock beneficially owned by Janssen-Meyers, as to which Mr. Janssen disclaims beneficial interest. See footnote (15) above and footnote (17) below.
(17) Includes (i) 321,165 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of Unit Warrants and (ii) 240,877 shares that may be acquired within 60 days after December 31, 1998, upon the exercise of the Class A Redeemable Warrants which underlie the Unit Warrants.
(18) See footnotes (1) through (8) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

     For a description of the formation of the Company and transactions with "Promoters" of the Company within the meaning of the regulations promulgated by the Commission pursuant to the provisions of the Securities Act, see "Business--History."

     The Company entered into a consulting agreement with Corporate Builders, L.P. ("Corporate Builders") effective as of August 1, 1995 (the "Corporate Builders Agreement"). Mr. Chu (who served as the Chairman of the Company's Board of Directors and its Chief Financial Officer from its inception until

January 28, 1996) is a principal of Corporate Builders. The Corporate Builders Agreement provides, among other things, that Corporate Builders will serve as an advisor to the Company with regard to its relationship with the investment community, assist the Company in developing a corporate strategy and business and management goals, assist in the preparation of media presentations, and oversee the production of video production relating to the Company's products and services. The Corporate Builders Agreement continued until August 1, 1997 and thereafter has been continuing for successive one-month periods. From August 1, 1995 to July 1996, the Company paid to Corporate Builders a fee of $7,500 per month and thereafter has been paying a fee of $5,000 per month. In connection with services rendered by Mr. Chu in establishing the Company and creating its business plan and projections, at the direction of Mr. Chu, in July 1995, the Company issued 450,000 shares of the Company's Common Stock valued at $.01 per share earned by Mr. Chu to First Earth Investors, Corporate Builders, and W2 Technologies, Inc., all entities affiliated with Mr. Chu, in the amounts of 250,000 shares, 125,000 shares and 75,000 shares, respectively. As of June 19, 1996, Corporate Builders returned its 125,000 shares of the Company's Common Stock back to Mr. Chu. As of June 28, 1996, the 125,000 shares of the Company's Common Stock received by Mr. Chu from Corporate Builders were returned to the Company. The 125,000 shares of the Company's Common Stock were returned to Mr. Chu and, subsequently, to the Company to prevent such shares from being considered underwriting compensation to either Corporate Builders or Mr. Chu.

     The total consulting fees paid to Corporate Builders pursuant to the Corporate Builders Agreement for the cumulative period from the Company's inception (July 17, 1995) to December 31, 1998 was $205,000 plus out-of-pocket expenses. The total aggregate payments made to Mr. Chu and his affiliated entities for the cumulative period from inception (July 17, 1995) to December 31, 1998 was $294,998.

     In connection with the organization of the Company, on July 17, 1995, Mr. Gerald Zarin, the Company's Chief Executive Officer and President and Chairman of its Board of Directors, received 450,000 shares of the Company's Common Stock valued at $.01 per share. Mr. Zarin entered into an employment agreement with the Company as of July 20, 1995, and in that connection was granted options to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. The options expire December 31, 2000.

     Since 1996, Mr. Edward Bohn, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. For the year ended December 31, 1996, Mr. Bohn received $14,250 on account of such consulting services. In March 1997, Mr. Bohn entered into a consulting agreement with the Company pursuant to which he agreed to act as the Company's consultant with regard to certain agreements for a three-month period at a rate of $1,000 per day with a minimum of $1,750 per week and a maximum of $2,750 per week regardless of the actual time spent on the Company's behalf. For the year ended December 31, 1997, Mr. Bohn received $56,750 on account of such consulting services and for the year ended December 31, 1998, Mr. Bohn received $35,025 on account of such consulting services. In addition, on May 29, 1997, Mr. Bohn was granted options to purchase 12,500 shares of Common Stock at an exercise price of $6.75 for his services as a consultant.

     Since 1996, Mr. Joseph A. Sarubbi, a director of the Company, has been acting as a consultant to the Company from time to time on matters specified by the Company's President. In that connection he has received compensation on a per diem basis of $1,000 per day. For the year ended December 31, 1996, Mr. Sarubbi received $6,000 on account of such consulting services. For the year ended December 31, 1998, Mr. Sarubbi received $20,000 on account of such consulting services.

     In July and August 1995, Ms. Helen Burgess, a 6.9% stockholder of the Company, purchased 437,854 shares of the Company's Series A Preferred stock for $1.50 per share in a private placement, which shares were converted into Common Stock on a one-for-one basis at the time of the Company's IPO in July 1996. In December 1995, Ms. Burgess purchased certain promissory notes of the Company in the principal amount of $350,000 and 70,000 shares of Common Stock. In March
1996, when the Company concluded a private placement of an aggregate of (i) $2,000,000 senior subordinated non-negotiable promissory notes (collectively, the "Bridge Notes") bearing interest at the rate of 6% per annum and (ii) 400,000 shares of Common Stock (the "Bridge Shares") to certain accredited investors, Ms. Burgess exchanged her promissory notes for Bridge Notes in the principal amount of $350,000 and 70,000 additional shares of Common Stock. The Bridge Notes were repaid from the proceeds of the Company's IPO. Ms. Burgess is a limited partner of Corporate Builders.

     On March 27, 1996, Mr. David Kwong, a former director of the Company, purchased $150,000 principal amount of Bridge Notes and 30,000 Bridge Shares. The Bridge Notes were repaid from the proceeds of the Company's IPO. For the year ended December 31, 1998, Mr. Kwong received $47,500 for consulting services relating to the opening and administration of a sales office in China.

     On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers whereby Janssen-Meyers agreed to act as the Company's placement agent in a private equity placement of the Company's Common Stock and Class A Redeemable Warrants. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

     Bruce Meyers and Peter Janssen, who respectively purchased 270,270 shares and 154,440 shares of Common Stock of the Company in such private equity placement, are principals of Janssen-Meyers.

                             SELLING STOCKHOLDERS*

     The following table sets forth certain information regarding beneficial ownership of certain of the Company's securities (the "Securities") as of January 15, 1999. The Securities are being registered to permit public secondary trading of such Securities, and each of the selling stockholders of the Company (the "Selling Stockholders") may offer the Securities for resale from time to time. See "Plan of Distribution." Upon completion of the offering and assuming the sale by a Selling Stockholder of all of its Securities available for sale under this Prospectus, such Selling Stockholder shall not own more than 1% of such outstanding Securities of the Company.

------------------------
* Information concerning the Selling Stockholders may change from time to time; any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required.

                   SECURITIES HELD BY THE SELLING STOCKHOLDERS

                            BEFORE THE OFFERING                     AFTER THE OFFERING (4)
                            -------------------                     ----------------------
                                Number of                                  Number of
                     Number of   Class A                        Number of   Class A
NAME OF              Shares of   Redeem-  Number    Securities  Shares of   Redeem-   Number
BENEFICIAL            Common      able    of Unit     Being      Common      able     of Unit
OWNER                 Stock     Warrants  Warrants   Offered     Stock     Warrants  Warrants
                       (1)        (2)                  (3)
---------------------------------------------------------------------------------------------
N. Jack Alhadeff       16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Aarnel Funding        175,000   75,000      --         --         -0-         -0-       --
Corp. Pension Plan
Michael Miller TTE
---------------------------------------------------------------------------------------------
Jessica Baron          23,650   10,136      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Anthony Bartone        67,568   28,958      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Kenneth Berg           16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Robert Berger          13,514    5,792      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
James J. Binns         67,568   28,958      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
A.W. Boggs             28,875   12,375      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Arthur P. Bollon       10,136    4,344      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
David Braka            13,514    5,792      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Orlando J. Cartaya, MD  6,757    2,896      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
CLFS Equities, Ltd.    33,784   14,479      --         --         -0-         -0-       --
c/o James Lustig
---------------------------------------------------------------------------------------------
Robert M. Coar         16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Gerald Cohen c/o        8,447    3,620      --         --         -0-         -0-       --
Weiss & Co.
---------------------------------------------------------------------------------------------
Robert H. Cohen &      13,514    5,792      --         --         -0-         -0-       --
Nanette C. Koryn
---------------------------------------------------------------------------------------------
Douglas M. Colbert     10,136    4,344      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
John L. Davimos        33,784   14,479      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Richard Davimos, Jr.   16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Richard H. Davimos    202,703   86,873      --         --         -0-         -0-       --
Trustee
---------------------------------------------------------------------------------------------
Richard H. Davimos
Trust
---------------------------------------------------------------------------------------------
Robert S. Davimos      50,677   21,719      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Philip Davis           16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Seth A. Eisner &       17,500    7,500      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------

                                       48

FCS Custodian for      13,514    5,792      --         --         -0-         -0-       --
Marc Friedland IRA
---------------------------------------------------------------------------------------------
Douglas R. Feurring    33,784   14,479      --         --         -0-         -0-       --
& Beverly Feurring
---------------------------------------------------------------------------------------------
William H.             17,433    7,472      --         --         -0-         -0-       --
Fullerton Trust
William H.
Fullerton Trustee
---------------------------------------------------------------------------------------------
John G. Garell &       17,433    7,472      --         --         -0-         -0-       --
Jeannie W. Garell
---------------------------------------------------------------------------------------------
Martin Garfield        23,649   10,135      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Cary Geensburg         10,136    4,344      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Lloyd Glantz            8,750    3,750      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Jesse Grossman         33,784   14,479      --         --         -0-         -0-       --
c/o Gursey Schneider
---------------------------------------------------------------------------------------------
Gursey Schneider &     33,784   14,479      --         --         -0-         -0-       --
Co. Profit Sharing
Plan
Jessee Grossman TTEE
---------------------------------------------------------------------------------------------
Daniel Huntley         46,946   20,120      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Peter Janssen         270,271  115,831      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
David Jaroslowicz      33,784   14,479      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Iris Kalt              18,244    7,819      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Lawrence Kaplan &      33,784   14,479      --         --         -0-         -0-       --
Helaine Kaplan
---------------------------------------------------------------------------------------------
Richard Koral          27,028   11,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Gerald Korman &        16,893    7,240      --         --         -0-         -0-       --
Wendy Korman
---------------------------------------------------------------------------------------------
Howard Levy             6,757    2,896      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Larry McDonald &       67,568   28,958      --         --         -0-         -0-       --
Barry Berggren
---------------------------------------------------------------------------------------------
Jacob Majnmer           6,757    2,896      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Vincent Merola &        6,757    2,896      --         --         -0-         -0-       --
Anne Merola
---------------------------------------------------------------------------------------------
Michael Miller         28,000   12,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Gerald Jay              6,757    2,896      --         --         -0-         -0-       --
Millstein, MD
---------------------------------------------------------------------------------------------
Bruce Meyers          472,973  202,703      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Joseph Meyers &       101,353   43,437      --         --         -0-         -0-       --
Rita Meyers
---------------------------------------------------------------------------------------------
The Nagel Family       20,271    8,688      --         --         -0-         -0-       --
Living Trust
c/o Jack Nagel
---------------------------------------------------------------------------------------------
Ilya Novof             14,865    6,371      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
O.M. Tak               67,568   28,958      --         --         -0-         -0-       --
c/o Oscar Michaels
---------------------------------------------------------------------------------------------
Bonnie                  6,757    2,896      --         --         -0-         -0-       --
Pensenstadler IRA
---------------------------------------------------------------------------------------------
Travis L.               6,757    2,896      --         --         -0-         -0-       --
Pensenstadler
---------------------------------------------------------------------------------------------

                                       49

Wayne J.               33,784   14,479      --         --         -0-         -0-       --
Pensenstadler IRA
---------------------------------------------------------------------------------------------
Wayne J.               27,028   11,584      --         --         -0-         -0-       --
Pensenstadler
---------------------------------------------------------------------------------------------
Jerry W. Peterson     101,353   43,437      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Barry Richter          16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Michel Rosner          16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Anthony R. Salandra    16,893    7,240      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Sy Sadonoff            67,568   28,958      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Robert J. Schmier      33,784   14,479      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Jonathan Spanier      171,623   73,553      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Deborah E. Stone        7,000    3,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Lore E. Stone Trust    49,000   21,000      --         --         -0-         -0-       --
Lore E. Stone TTEE
---------------------------------------------------------------------------------------------
Michael F. Stone      175,000   75,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Robert Strougo          6,757    2,896      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Jeffrey C. Ullman      16,893    7,240      --         --         -0-         -0-       --
Living Trust
Jeffrey C. Ullman
Trustee
---------------------------------------------------------------------------------------------
Univeral Partners, LP  67,568   28,958      --         --         -0-         -0-       --
c/o Joel Kantor
---------------------------------------------------------------------------------------------
Marc Wasserman &       33,784   14,479      --         --         -0-         -0-       --
Dawn Wasserman
---------------------------------------------------------------------------------------------
Weiss Capital Group    33,784   14,479      --         --         -0-         -0-       --
LLC
c/o Gary Weiss
---------------------------------------------------------------------------------------------
Melvyn I. Weiss c/o    67,568   28,958      --         --         -0-         -0-       --
Milberg Weiss
Bershad Hynes &
Lerach LLP
---------------------------------------------------------------------------------------------
Eric Willsky           50,677   21,719      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Eric Willsky, MD, a    16,893    7,240      --         --         -0-         -0-       --
Medical Profilt
Sharing Plan
---------------------------------------------------------------------------------------------
Steven C. Witkoff     101,353   43,437      --         --         -0-         -0-       --
c/o The Witkoff
Group, LLC
---------------------------------------------------------------------------------------------
Martha Bartone         28,595   12,255      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Concetta Capotorto     14,298    6,128      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Bernard Cappiello       3,890    1,667      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
John Caruso             1,717      736      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
D.H. Blair            102,942   44,118      --         --         -0-         -0-       --
Investment Banking
Corp.
---------------------------------------------------------------------------------------------
Harold Dombeck IRA     28,595   12,255      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Douglas Horn           16,958    7,268      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Mark C. Lee             8,293    3,554      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Haim Pinhasi            5,012    2,148      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Phillip Roberts        14,298    6,128      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
John F. Santoro        57,190   24,510      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
                                       50
Marc A. & Susan K.      7,149    3,064      --         --         -0-         -0-       --
Snyder
---------------------------------------------------------------------------------------------
David Southward        28,595   12,255      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Marilyn L. Steinbright 45,752   19,608      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Joseph Thomas          14,298    6,128      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Marjorie J. Topkins     9,221    3,922      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Arthur Ulene IRA       28,595   12,255      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Pricilla Ulene IRA     28,595   12,255      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Phylis Webb             4,290    1,839      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Mark Alloy             30,142   12,918      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Kenneth J. Angell       7,898    3,385      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Altom Transport, Inc.   7,536    3,230      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Bryan E. Decker         6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
David E. Jones &       12,238    5,245      --         --         -0-         -0-       --
Ardis B. Jones
---------------------------------------------------------------------------------------------
Ed Grindstaff           7,536    3,230      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Herbert Lerman         15,071    6,459      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Carol Miller            4,522    1,938      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Wade Miller             4,522    1,938      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Sheila Nagar           15,071    6,459      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
David Rice              6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Paul Seltzer            7,536    3,230      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Jeffrey L. Stanger     18,086    7,751      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Edward E. Stumpff &    21,100    9,043      --         --         -0-         -0-       --
Valerie L. Stumpff
---------------------------------------------------------------------------------------------
Title/Greenspan       120,566   51,671      --         --         -0-         -0-       --
Revocable Trust
dated 5/29/96, Jay
Greenspan & Daena
Title Trustees
---------------------------------------------------------------------------------------------
John Burdette           6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
James R. Rhodes        36,171   15,502      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Wendell J. Satre       18,086    7,751      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Edwin H. Smith, Jr.     6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Victor Squitieri        6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
L. Conway Wilson        6,029    2,584      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
William Zarella        15,071    6,459      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Alan H. Brooks and      4,024    1,725      --         --         -0-         -0-       --
Mary A. Brooks
---------------------------------------------------------------------------------------------
Matthew Burgay          3,185    1,365      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Gloria Buzi            15,423    6,610      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
David Kushner          16,763    7,184      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Howard Levy             6,706    2,874      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Willard C. McKNitt     33,526   14,368      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Oscar Investment       63,698   27,299      --         --         -0-         -0-       --
Fund L.P.
c/o Andrew Boszhurdt
---------------------------------------------------------------------------------------------
Donald Sheldon         16,763    7,184      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
                                       51

Amir Sitafalwalla       6,706    2,874      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Andrew Stillman        16,763    7,184      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Peter Bixby             2,940    1,260      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Matthew Burgay          5,250    2,250      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Howard Commander        7,000    3,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Lang Elliot            35,000   15,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Edward Imbrogno         7,000    3,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Leonid Khutorsky       10,500    4,500      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Beverly Levy            3,500    1,500      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Robert Lenz & Carol    13,020    5,580      --         --         -0-         -0-       --
Lenz
---------------------------------------------------------------------------------------------
William Lutz            7,000    3,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Warren A. Noden        11,200    4,800      --         --         -0-         -0-       --
Trust
Warren A. Noden TTEE
---------------------------------------------------------------------------------------------
Harvey Plosker &        7,000    3,000      --         --         -0-         -0-       --
Lila Lewenthal
---------------------------------------------------------------------------------------------
Peter Rettman          17,500    7,500      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Marsha Rosenberg        7,000    3,000      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Colin H. Smith          7,280    3,120      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Andrew Stillman           737      316      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Elizabeth Holmes       34,314   14,706      --         --         -0-         -0-       --
Crocker
---------------------------------------------------------------------------------------------
Jerry Peterson         85,785   36,765      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Riviera Holdings LLC   17,157    7,353      --         --         -0-         -0-       --
c/o Martin Levine
---------------------------------------------------------------------------------------------
Robert Seguso          68,628   29,412      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Richard H. Davimos      6,864    2,942      --         --         -0-         -0-       --
Trustee
Richard H. Davimos
Trust
---------------------------------------------------------------------------------------------
Robert S. Davimos      10,295    4,412      --         --         -0-         -0-       --
---------------------------------------------------------------------------------------------
Janssen-Meyers        962,042  240,877     8.519       --         -0-         -0-       -0-
Associates, L.P. (5)
---------------------------------------------------------------------------------------------
Bruce Meyers (6)      299,998  128,571     4.550       --         -0-         -0-       -0-
---------------------------------------------------------------------------------------------
Peter Janssen (6)     299,998  128,571     4.550       --         -0-         -0-       -0-
---------------------------------------------------------------------------------------------
Jeffrey Berns (7)      35,899   15,385     0.543       --         -0-         -0-       -0-
Christopher
---------------------------------------------------------------------------------------------
Markowski (7)           3,108    1,332     0.050       --         -0-         -0-       -0-
---------------------------------------------------------------------------------------------
Michael Markowski       3,108    1,332     0.050       --         -0-         -0-       -0-
(7)
---------------------------------------------------------------------------------------------

(1) Includes shares of Common Stock issuable upon exercise of the Class A Redeemable Warrants and/or Unit Warrants beneficially owned by the relevant Selling Stockholder.

(2) Includes Class A Redeemable Warrants issuable upon exercise of the Unit Warrants beneficially owned by the relevant Selling Stockholder.

(3) All Securities listed in this table will be offered unless otherwise indicated.

(4) Assumes the sale by the Selling Stockholders of all of the Securities available for sale under this Prospectus.

(5) Janssen-Meyers acted as placement agent in connection with the private placement of Common Stock and Class A Redeemable Warrants between May 19, 1998 and June 6, 1998. Includes 400,000 shares of Common Stock issuable upon exercise of the Consultant Warrants beneficially owned by Janssen-Meyers. The Consultant Warrants are exercisable after September 3, 1999.

(6)  Messrs. Meyers and Janssen are principals of Janssen-Meyers.

(7)  Messrs. Bern, Markowski and Markowski are employees of Janssen-Meyers.

     Except as noted below, none of the Selling Stockholders has had a material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of the Securities or as a result of entering into those agreements (the "Private Placement Agreements") in connection with the Company's private equity placement between May 19, 1998 and June 6, 1998, pursuant to which the Selling Stockholders acquired the Common Stock, the Class A Redeemable Warrants and the Unit Warrants. See "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital
Resources." In connection with such private equity placement, each of the Selling Stockholders has represented to the Company in writing that he, she or it is an accredited investor within the meaning of the Securities Act.

     On March 3, 1998, the Company entered into a consulting agreement with Janssen-Meyers (the "Consulting Agreement") whereby Janssen-Meyers agreed to provide consulting services relating to corporate finance and other financial services matters. As compensation for such services, the Company agreed to pay Janssen-Meyers $5,000 per month during an initial term ending September 3, 1999, subject to automatic one-year term extensions unless either the Company or Janssen-Meyers gives written notice of termination at least 30 days prior to the end of the initial or subsequent terms. In connection with such Consulting Agreement, the Company also issued to Janssen-Meyers 400,000 Consultant Warrants. These Consultant Warrants have an exercise price of $4 per share, are exercisable after September 3, 1999 and expire on March 3, 2003.

     The Securities offered hereby by the Selling Stockholders have been acquired or will be acquired pursuant to the Private Placement Agreements and/or upon exercise of the Class A Redeemable Warrants, the Unit Warrants and/or the Consultant Warrants. In accordance with the Private Placement Agreements and the Consultant Warrants, the Company agreed to register the Securities for resale by the Selling Stockholders to permit such resales from time to time in the market or in privately-negotiated transactions.

     The Company has agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration of the Securities.

                            DESCRIPTION OF SECURITIES

General

     The Company is authorized by its Articles of Incorporation, as amended, to issue 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which Preferred Stock may be issued with such rights, designations and privileges as the Board of Directors may from time to time determine. As of the date hereof, there were 8,356,389 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding.

     The following summary descriptions are, to the extent applicable, qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Preferred Stock

     Of the 2,000,000 shares of Preferred Stock authorized, 1,000,000 shares have been designated as Series A Convertible Preferred Shares. In 1995, the Company sold 600,000 shares of its Series A Convertible Preferred Shares, which shares were converted into 600,000 shares of Common Stock in 1996. The Series A Convertible Preferred Shares are convertible into Common Stock on a one-to-one basis. The 1,000,000 shares of Preferred Stock not designated may have such preferences and rights as the Board of Directors of the Company may designate.

Class A Redeemable Warrants

     The following discussion is a summary of certain terms and provisions of the Class A Redeemable Warrants contained in the Warrant Agreement, dated May 15, 1998, between the Company and American Stock Transfer & Trust Company (the "Warrant Agreement"). As such, it is qualified in its entirety by reference to the Warrant Agreement.

     Each Class A Redeemable Warrant entitles the holder to purchase one share of Common Stock at any time until May 11, 2003 at an exercise price of $3.24 (the "Exercise Price"), subject to adjustment in certain circumstances to prevent dilution. The Class A Redeemable Warrants may be exercised in whole or in part, at any time and from time to time until May 11, 2003 through a cash or cashless exercise. Unless exercised, the Class A Redeemable Warrants will automatically expire on May 11, 2003.

     Under the Warrant Agreement, the Company agreed to use its best effort to file a registration statement under the Securities Act, registering the Class A Redeemable Warrants and the shares of Common Stock underlying the Class A Redeemable Warrants, upon demand, after December 9, 1998, and use its best efforts to have the registration statement declared effective by the Commission as soon as possible thereafter (the "Effective Date"). In the event the registration statement is not declared effective within 60 days after a demand for registration, the then number of Class A Redeemable Warrants shall be increased by two percent (2%), effective as of the end of such 60 day period and by an additional two percent (2%) on each one month anniversary thereafter, until such time that the number of Class A Redeemable Warrants should equal 120% of the original number of Class A Redeemable Warrants. The Company agrees to keep the registration statement effective until expiration of the Class A Redeemable Warrants.

     The Class A Redeemable Warrants are subject to redemption by the Company at $.01 per Class A Redeemable Warrant at any time commencing 12 months after the Effective Date, or earlier with the prior written consent of Janssen-Meyers, on not less than 30 days prior written notice to the holders of the Class A Redeemable Warrants, provided the average closing bid quotation of the Common Stock as reported on the Nasdaq SmallCap Market, if traded thereon, or, if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 250% of the then current Exercise Price of the Class A Redeemable Warrants, for a period of 30 consecutive trading days ending on the day prior to the date on which the Company gives notice of redemption. The Class A Redeemable Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

     The Class A Redeemable Warrants were originally issued between May 19, 1998 and June 6, 1998 in connection with a private equity placement by the Company in which Janssen-Meyers acted as the Company's placement agent. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

Unit Warrants

     The following discussion is a summary of certain terms and provisions of the Unit Warrants contained in the Placement Agent's Unit Purchase Warrant Agreement, dated as of May 19, 1998, between the Company and Janssen-Meyers (the "Unit Purchase Warrant Agreement"). As such, it is qualified in its entirety by reference to the Unit Purchase Warrant Agreement.

     Each Unit Warrant entitles the holder to purchase one Unit (as defined below) at any time until May 11, 2003 at an exercise price of $100,000, subject to adjustment in certain circumstances to prevent dilution. Each Unit consist of shares of Common Stock and Class A Redeemable Warrants. The Unit Warrants may be exercised in whole or in part, at any time and from time to time until May 11, 2003 through a cash or cashless exercise. Unless exercised, the Unit Warrants will automatically expire on May 11, 2003.

     Under the Unit Purchase Warrant Agreement, the Company agreed to file a registration statement under the Securities Act as expeditiously as possible, upon demand after December 9, 1998, but in any event no later than 60 days following receipt of such demand, to register the following securities: (i) the Unit Warrants, (ii) the Common Stock underlying the Unit Warrants, (iii) the Class A Redeemable Warrants underlying the Unit Warrants and (iv) the Common Stock underlying the Class A Redeemable Warrants which underlie the Unit Warrants. The Company agreed to use its best efforts to have the registration statement declared effective at the earliest possible time. In addition, all registered holders of the above described securities have the right to participate, or "piggyback," in certain registrations initiated by the Company. The Unit Warrants are not redeemable by the Company.

     The Unit Warrants were originally issued between May 19, 1998 and June 6, 1998 in connection with a private equity placement by the Company in which Janssen-Meyers acted as the Company's placement agent. See "Management's Discussion and Analysis or Plan of Operation--Liquidity and Capital Resources."

Consultant Warrants

     The following discussion is a summary of certain terms and provisions of the Consultant Warrants dated March 3, 1998, and as such, it is qualified in its entirety by reference to the Consultant Warrants.

     Each Consultant Warrant entitles the holder to purchase one share of Common Stock at any time after September 3, 1999 until March 3, 2003 at an exercise price of $4.00, subject to adjustment in certain circumstances to prevent dilution. The Consultant Warrants may be exercised in whole or in part, at any time and from time to time after September 3, 1999 until March 3, 2003 through a cash or cashless exercise. Unless exercised, the Consultant Warrants will automatically expire on March 3, 2003.

     Under the Consultant Warrants, the Company agreed that, after September 3, 1999, within 60 days after demand in accordance with the provisions of the Consultant Warrants, the Company shall file a registration statement and use its best efforts to cause such registration statement to become effective under the Securities Act with respect to the resale of the Common Stock underlying the Consultant Warrants. In addition, the holders of the Consultant Warrants have the right to participate, or "piggyback," in certain registrations initiated by the Company.

     The Consultant Warrants were originally issued to Janssen-Meyers on March 3, 1998 pursuant to the Consulting Agreement with Janssen-Meyers. See "Selling Stockholders."

Dividends

     To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

Transfer Agent and Warrant Agent

     The transfer agent for the Common Stock is, and the warrant agent for the Class A Redeemable Warrants is, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                              PLAN OF DISTRIBUTION

     All or a portion of the Securities offered hereby by the Selling Stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, on the Nasdaq SmallCap Market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such Securities, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Securities at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Securities at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Securities as principal may thereafter resell such Securities from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Securities commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers; (b) the number of Securities involved; (c) the price at which such Securities are to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and (f) other facts material to the transaction.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of Securities may not simultaneously engage in market making activities with respect to the Securities of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the Selling Stockholders.

     The Selling Stockholders will pay all commissions and certain other expenses associated with the sale of the Securities by them. The Securities offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has paid the expenses of the preparation of this Prospectus.

                                  LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Dechert Price & Rhoads, New York, New York.

                                     EXPERTS

     The balance sheet of the Company as of December 31, 1997, and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, and the amounts for such year included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997, included in this Prospectus and in the related Registration Statement, have been audited by Richard A. Eisner & Company, LLP ("Eisner & Company"), independent accountants, as stated in their report appearing herein, and are included in reliance on the report of such firm given on their authority as experts in accounting and auditing.

     The statements of operations, stockholders' equity and cash flows of the Company for the period from July 17, 1995 (inception) to December 31, 1996, included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997, and for the year ended December 31, 1996 have been included in this Prospectus and in the related Registration Statement, in reliance on the report of PricewaterhouseCoopers, LLP ("Coopers"), independent accountants, given on the authority of such firm as experts in accounting and auditing.

                    CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

     On February 11, 1998, Coopers, the independent accounting firm that audited the financial statements of the Company during fiscal year 1996, was dismissed by the Company. Coopers' report on the Company's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     Effective February 11, 1998, the Company has engaged Eisner & Company as its new independent accountants for the fiscal year 1998. Eisner & Company audited the Company's financial statements for the fiscal year 1997. The decision to change accountants was approved by the Board of Directors of the Company at a meeting of the Board of Directors of the Company on February 4, 1998.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Index to Financial Statements

                                                                         Page(s)
                                                                         -------

Reports of Independent Accountants.......................................  F-2

Balance Sheet as of December 31, 1997....................................  F-4

Statements of Operations for the years ended December 31, 1996 and
    December 31, 1997 and for the cumulative period from
    July 17, 1995 (inception) to December 31, 1997.......................  F-5

Statements of Stockholders' Equity for cumulative period from
    July 17, 1995 (inception) to December 31, 1997.......................  F-6

Statements of Cash Flows for the years ended December 31, 1996 and
    December 31, 1997 and for the cumulative period from July 17,
    1995 (inception) to December 31, 1997................................  F-7

Notes to Financial Statements............................................  F-8



Balance Sheet as of September 30, 1998 (unaudited).......................  F-21

Statements of Operations for the nine months periods ended
    September 30, 1997 (unaudited) and September 30, 1998
    (unaudited) and for the period from July 17, 1995 (inception)
    to September 30, 1998 (unaudited)....................................  F-22

Statements of Cash Flows for the nine month periods ended
    September 30, 1997 (unaudited) and September 30, 1998
    (unaudited) and for the period from July 17, 1995 (inception)
    to September 30, 1998 (unaudited)....................................  F-23

Notes to Condensed Financial Statements..................................  F-26

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
NUWAVE Technologies, Inc.
Fairfield, New Jersey

     We have audited the accompanying balance sheet of NUWAVE Technologies, Inc. (a development stage enterprise) as at December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997 and the amounts for such year included in the period from July 17, 1995 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of NUWAVE Technolgies, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 and the amounts for such year included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
March 3, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of NUWAVE Technologies, Inc.:

     We have audited the statement of operations, cash flows of NUWAVE Technologies, Inc. (a development stage enterprise) for the period from July 17, 1995 (inception) to December 31, 1996 included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997 (not presented separately herein), and for the year ended December 31, 1996 and the related statement of stockholders' equity for the period from July 17, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts or disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of NUWAVE Technologies, Inc. for the period from July 17, 1995 (inception) to December 31, 1996 (included in the cumulative amounts for the period from July 17, 1995 (inception) to December 31, 1997), and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
March 26, 1997

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                                                     December
                                                                     31, 1997
                                                                     --------
                                     ASSETS

Current assets:
    Cash and cash equivalents...................................   $ 1,692,788
    Inventory...................................................        59,818
    Prepaid expenses and other current assets...................       111,005
                                                                   -----------
      Total current assets......................................     1,863,611
Property and equipment..........................................       103,471
Restricted Cash.................................................       221,481
Other assets....................................................        82,200
                                                                   -----------
      Total assets..............................................   $ 2,270,763
                                                                   ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities....................   $   153,623
                                                                   -----------
Commitments and contingencies
Stockholders' equity:
    Series A Convertible Preferred Stock, noncumulative, $.01 par value; authorized 400,000 shares; issued and outstanding -none

    Preferred stock, $.01 par value; authorized 1,000,000 shares; issued and oustanding - none (such preferences and rights to be designated by the Board of Directors)

    Common stock, $.01 par value; authorized 20,000,000 shares:
      issued and outstanding 5,348,334 shares...................        53,483
    Additional paid in capital..................................    11,253,213
    Deficit accumulated during the development stage............    (9,189,556)
                                                                   -----------
      Total stockholders' equity................................     2,117,140
                                                                   -----------
      Total liabilities and stockholders' equity................   $ 2,270,763
                                                                   ===========



   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                    Cumulative
                                                                       from
                                                                   July 17, 1995
                                        Year           Year         (inception)
                                        ended          ended            to
                                       December       December     December 31,
                                       31, 1996       31, 1997         1997
                                       --------       --------     -------------

Net sales...........................                $    10,275    $    10,275
Cost of Sales.......................                     (4,214)        (4,214)
                                                    -----------    -----------
                                                          6,061          6,061
                                                    -----------    -----------

Operating expenses:
Research and development expenses...  $(1,620,594)   (1,697,084)    (3,808,800)
General and administrative expenses.   (1,808,567)   (2,336,000)    (4,562,231)
                                       (3,429,161)   (4,033,084)    (8,371,031)
                                      -----------   -----------    -----------
     Loss from operations...........   (3,429,161)   (4,027,023)    (8,364,970)
                                      -----------   -----------    -----------

Other income (expense):
     Interest income................      172,539       178,707        355,116
     Interest expense...............     (325,867)                    (331,542)
                                      -----------   -----------    -----------
Total other income (expense)........     (153,328)      178,707         23,574
                                      -----------   -----------    -----------
Loss before extraordinary item         (3,582,489)   (3,848,316)    (8,341,396)
     Extraordinary item.............     (848,160)                    (848,160)
                                      -----------   -----------    -----------
     Net loss.......................  $(4,430,649)  $(3,848,316)   $(9,189,556)
                                      ===========   ===========    ===========

Basic and diluted loss per share:
     Weighted average number of
       common shares outstanding....    3,767,403     5,343,348
                                      ===========   ===========
     Basic and diluted loss per
       share before extraordinary     $     (0.95)  $     (0.72)
       item.........................
     Basic and diluted loss per
       share on extraordinary item..  $     (0.23)  $        --
                                      -----------   -----------
     Basic and diluted loss per
       share........................  $     (1.18)  $     (0.72)
                                      ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity

                                   Series A                                                    Deficit
                                  Convertible                                                 Accumulated
                                Preferred Stock       Common Stock     Additional   Deferred  During the
                               ----------------     ---------------     Paid-in      Equity   Development
                               Shares    Amount     Shares    Amount    Capital       Costs      Stage       Total
                               ------    ------     ------    ------   ----------   --------  -----------    -----
Common shares issued in
  connection with the
  formation of the company....                    2,060,000  $20,600                                       $   20,600
Common shares returned and
  retired without
  consideration...............                     (125,000)  (1,250)  $     1,250
Sale of Series A convertible
  preferred stock for cash
  of $1.50 per share.......... 600,000   $6,000                            894,000                            900,000
Common shares issued with
  initial bridge notes
  payable for cash of $1.50
  per share...................                       70,000      700       104,300                            105,000
Costs incurred in connection
  with equity financing.......                                                      $(38,400)                 (38,400)
Net loss for the period from
  July17, 1995 (inception)
  to December 31, 1995........                                                                $  (910,591)   (910,591)
Balance at December 31, 1995.. 600,000    6,000   2,005,000   20,050       999,550   (38,400)    (910,591)     76,609
                               -------   ------   ---------  -------    ----------  --------  -----------  ----------
Common shares issued in
  connection with the
  exchange of the initial
  bridge notes for 14 bridge
  units.......................                       70,000      700       139,300                            140,000
Common shares issued with
  bridge notes payable for
  cash of $2.00 per share.....                      330,000    3,300       656,700                            660,000
Costs incurred in connection
  with the private placement
  offering relating to the
  equity financing............                                            (134,000) $ 13,400                 (120,600)
Common shares issued  in
  connection with the
  initial public offering
  for cash of $5.00 per share.                    2,300,000   23,000    11,477,000                         11,500,000
2,530,000 common stock
  purchase warrants issued
  in connection with the
  initial public offering
  for cash of $0.10 per
  warrant.....................                                             253,000                            253,000
220,000 common stock
  purchase warrants and
  220,000 redeemable
  warrants issued to the
  underwriter in connection
  with the initial public
  offering for cash of $10.00.                                                  10                                 10
Conversion of 600,000
  preferred shares into
  600,000 common shares in
  connection with the
  initial public offering.....(600,000)  (6,000)    600,000    6,000                                               --
Costs incurred in connection
  with the initial public
  offering....................                                          (2,214,582)  25,000                (2,189,582)
Common shares issued in
  connection with the
  exercise of 20,000 stock
  options for cash of  $1.50
  per share...................                       20,000      200        29,800                             30,000
Net loss for the year ended
  December 31, 1996...........                                                                 (4,430,649) (4,430,649)
Balance at December 31, 1996..           $   --   5,325,000  $53,250   $11,206,778  $    --   $(5,341,240) $5,918,788
                               -------   ------   ---------  -------    ----------  --------  -----------  ----------
Common shares issued in
  connection with the
  exercise of 23,334 stock
  options for cash of  $2.00
  per share...................                       23,334      233        46,435                         46,668
Net loss for the year ended
  December 31, 1997...........                                                                 (3,848,316) (3,848,316)
                               -------   ------   ---------  -------    ----------  --------  -----------  ----------
Balance at December 31, 1997..      --   $   --   5,348,334  $53,483   $11,253,213  $    --   $(9,189,556) $2,117,140
                               =======   ======   =========  =======   ===========  ========  ===========  ==========


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows
                Increase (decrease) in cash and cash equivalents

                                                                                 Cumulative
                                                                                    from
                                                                                  July 17,
                                                         Year          Year         1995
                                                        ended         ended     (inception) to
                                                     December 31,  December 31,  December 31,
                                                         1996          1997         1997
                                                     ------------  ------------  -----------
Cash flows from operating activities:
   Net loss.......................................   $(4,430,649)  $(3,848,316)  $(9,189,556)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
   Extraordinary item.............................       848,160                     848,160
   Depreciation expense...........................        18,856        42,354        62,070
   Amortization of unamortized debt discount......       163,103                     168,778
   Amortization of deferred financing costs.......        89,062                      89,062
   Issuance of common stock for services rendered.                                    20,600
   Increase in inventory..........................                     (59,818)      (59,818)
   Increase in prepaid expenses and other current        (70,218)      (19,096)     (111,005)
    assets........................................
   Increase (decrease)  in accounts payable and          274,066      (219,487)      153,623
    accrued liabilities...........................
   Increase in other assets.......................       (68,275)       (9,925)      (82,200)
                                                     -----------   -----------   -----------
    Net cash used in operating activities.........    (3,175,895)   (4,114,288)   (8,100,286)
                                                     -----------   -----------   -----------
Cash flows from investing activities:
   Purchase of property and equipment.............       (80,892)      (76,052)     (165,541)
                                                     -----------   -----------   -----------
    Net cash used in investing activities.........       (80,892)      (76,052)     (165,541)
                                                     -----------   -----------   -----------
Cash flows from financing activities:
   Proceeds from sales of Series A Convertible
    Preferred Stock...............................                                   900,000
   Proceeds from issuance of initial bridge units.                                   350,000
   Proceeds from issuance of bridge units, net of
    exchange of initial bridge notes..............     1,650,000                   1,650,000
   Proceeds from IPO..............................    11,753,010                  11,753,010
   Repayment of notes issued in connection with
    initial bridge notes..........................    (2,000,000)                 (2,000,000)
   Costs incurred for equity offerings............    (2,310,182)                 (2,348,582)
   Issuance of common stock in connection with
    exercise of stock options.....................        30,000        46,668        76,668
   Increase in restricted cash....................                    (221,481)     (221,481)
   Deferred financing costs.......................      (180,900)                   (201,000)
                                                     -----------   -----------   -----------
   Net cash provided (used in) by financing
    activities....................................     8,941,928      (174,813)    9,958,615
                                                     -----------   -----------   -----------
   Net increase (decrease) in cash and cash
    equivalents...................................     5,685,141    (4,365,153)    1,692,788
Cash and cash equivalents at the beginning of the
period............................................       372,800     6,057,941            --
                                                     -----------   -----------   -----------
   Cash and cash equivalents at the end of the
    period........................................   $ 6,057,941   $ 1,692,788   $ 1,692,788
                                                     ===========   ===========   ===========
Supplemental disclosure of cash flow information:
   Interest paid during the period................   $    73,702                 $    73,702
                                                     ===========                 ===========
Supplemental disclosure of non cash investing and
   financing activities
Deferred financing costs incurred in connection
   with the exchange of the initial bridge notes
   for 14 bridge units............................   $   140,000                 $   140,000
                                                     ===========                 ===========
Deferred equity costs charged to additional paid
   in capital in connection with the PPO..........   $    13,400                 $    13,400
                                                     ===========                 ===========
Deferred financing costs charged to additional
   paid-in capital in connection with the IPO.....   $    25,000                 $    25,000
                                                     ===========                 ===========
600,000 Series A Convertible Preferred Stock
   converted into Common Stock....................   $     6,000                 $     6,000
                                                     ===========                 ===========

   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

1.   Organization and Business

     NUWAVE Technologies, Inc. (the "Company"), a development stage enterprise, was incorporated in Delaware on July 17, 1995. It was formed to develop, manufacture and market products which improve picture quality in set-top boxes, televisions, VCR's, camcorders and other video devices by enhancing and manipulating video signals, and facilitate the production of sophisticated consumer and professional videos. It has had only a limited operating history and has had only limited sales of its products to date. Since its inception in July 1995, the Company has been engaged primarily in raising funds, directing, supervising and coordinating Rave Engineering Corporation ("Rave") and its own Advanced Engineering Group in the continuing development of its products, pre-marketing activities, the commencement of comprehensive marketing of the NUWAVE Video processor and the recruitment of management and technical personnel, including members of the Advanced Engineering Group. The Company conducts its operations primarily in the United States.

     There is no  assurance  that the  Company's  research and  development  and marketing efforts will be successful, that the Company will ever have commercially accepted products, or that the Company will achieve significant sales of any such products. The Company has incurred net losses and negative cash flows from operations since its inception. In addition, the Company operates in an environment of rapid change in technology and is dependent upon the services of its employees and its consultants. If the Company is unable to successfully market its NUWAVE Video Processor and related products it is unlikely that the Company could continue its business.

2.   Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to the valuation allowance in connection with deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash  and  cash  equivalents  include  all  cash  balances,   money  market
instruments, and other highly liquid investments with insignificant interest rate risk and original maturities of three months or less.

Inventory

     Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

     Property and equipment are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     Depreciation is charged against results of operations by an accelerated method over the estimated useful lives of the related assets.

     Sales and retirements of depreciable property are recorded by removing the related cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property and equipment are reflected in the results of operations.

Research and Development Expenses

     Expenditures for research and development are expensed as incurred.

Advertising Expenses

     The Company expenses advertising costs which consist primarily of promotional items and print media. Advertising and promotional expenses charged to operations for the cumulative period from July 17, 1995 (inception) to December 31, 1997 amounted to $421,124 and for the years ended December 31, 1997 and December 31, 1996 amounted to $289,892 and $131,232, respectively.

Concentration of Credit Risk

     The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents in a commercial bank with three types of accounts, 1) an operating account where the cash balance is in excess of the FDIC insurance limit, 2) a money market fund which invests only in U.S. Government securities,
3) Certificates of Deposit.

Per Share Data

     The Company has adopted the standards set by the Financial Accounting Standards Board and computes earnings per share data in accordance with SFAS No. 128 "Earnings per Share". The basic per share data has been computed on the basis of the loss for the period divided by the historic weighted average number of shares of common stock outstanding. All potentially dilutive securities have been excluded from the computations since they would be antidilutive (see note
6).

Income Taxes

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the differences between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

3.      Inventory

     Inventory consists of the following:

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                                                December 31,
                                                                    1997
                                                                ------------
Finished goods..............................                      $46,316
Work in process.............................                       13,502
                                                                  -------
                                                                  $59,818
                                                                  =======

4.   Property and equipment

     Property and equipment consist of the following:

                                              Useful Lives     December 31,
                                                in Years           1997
                                              ------------     ------------
Furniture and Fixtures....................        10             $  4,323
Computers.................................         5              100,954
Equipment.................................         5               60,264
                                                                 --------
                                                                 $165,541
  Less, accumulated depreciation..........                         62,070
                                                                 --------
                                                                 $103,471
                                                                 ========

5.   Accounts Payable and Accrued Liabilities

     Accounts payable and accrued liabilities consist of the following:

                                                                December 31,
                                                                    1997
                                                                ------------
Accounts payable............................                      $ 36,964
Legal and accounting fees...................                        90,908
Accrued payroll.............................                        18,399
Payroll taxes payable.......................                         7,352
                                                                  --------
                                                                  $153,623
                                                                  ========

6.   Capital Transactions

Common Stock

     On July 17, 1995, the Company issued 2,060,000 shares of common stock for a fair market value of $.01 per share as consideration for services rendered in connection with the formation of the Company, as follows:

o 1,090,000 shares to Prime Technologies, Inc. ("Prime"). Rave and two members of the Company's Board of Directors have ownership interests in Prime of 22%, 22% and 16%, respectively;

o    450,000 shares to the Company's President;

o 450,000 shares to three entities affiliated with an individual who was a member of

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     the Company's Board of Directors (125,000 of such shares were subsequently returned and retired without consideration); and

o 70,000 shares to individuals who were either employees of, or consultants to, the Company.

     On April 30, 1996, the board of directors and the Company's stockholders authorized the increase in the shares of common stock to 20,000,000 common shares, par value $.01 per share.

     In July 1996 the Company completed an IPO in which it sold 2,300,000 common shares and 2,530,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase an additional 2,530,000 common shares. The Warrants are exercisable at $5.50 per share commencing on July 3, 1997, and have an expiration date of July 3, 2001. The Warrants are redeemable by the Company at any time commencing twelve months after date of the IPO on not less than 30 days prior written notice to the holders of the Warrants, provided the average closing bid quotation of the Common Stock as reported on the NASDAQ Stock Market, if traded thereon, or if not traded thereon, the average closing sale price of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 150% of the then current exercise price of the Warrants (initially, $8.25 per share), for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The Underwriter will receive from the Company a Warrant Solicitation fee of five percent (5%) of the aggregate exercise price of the Warrants if the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise.

     Also in connection with the IPO, the Company issued to the Underwriter, for an aggregate purchase price of $10.00, 220,000 warrants to purchase Common Stock and 220,000 Redeemable Warrants to purchase 220,000 Redeemable Warrants (the "Underwriter's Warrants"). Thereafter, for a period of four years, the Underwriter's Warrants will be exercisable at an amount of 165% above the offering price of the Common Stock and Warrants. The warrants expire five years after the date of issue.

Preferred Stock

     During July and August 1995, the Company sold 600,000 shares of Series A Convertible Preferred Stock for $900,000 to several investors, one of whom was the purchaser of the initial bridge notes. The preferred shares were convertible into common shares on a one-for-one basis, either at the option of each holder or automatically upon the effective date of an IPO.

     On April 30, 1996, the board of directors and the Company's stockholders authorized an additional 1,000,000 shares of preferred stock, $.01 par value, which may have such preferences and rights as the board of directors may designate.

     On July 3, 1996, the effective date of the IPO, the Series A Convertible Preferred Stock consisting of 600,000 shares was converted to common shares on a one for one basis.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

Bridge Units

     On  December  15,  1995,  the  Company  issued  to a Series  A  Convertible
Preferred stockholder 14 initial bridge units, each unit consisting of the Company's unsecured initial bridge notes in the principal amount of $25,000 with a stated interest rate of 10% per annum and 5,000 shares of the Company's common stock with a fair market value of $1.50 per share for proceeds of $350,000. After giving effect to the amortization of the initial bridge notes debt discount, the effective interest rate of the initial bridge notes was 33% per annum.

     On March 1, 1996, based upon an offer from the Company, the initial bridge noteholder elected to exchange the 14 initial bridge units for 14 bridge units.

     On March 1 and March 27, 1996, the Company sold and exchanged to accredited investors an accumulative total of 80 units (the "bridge units") respectively, in its PPO. Each bridge unit consisted of (i) a senior subordinated non-negotiable promissory note ("Bridge Notes") in the principal amount of $25,000, with a stated interest rate of 10% per annum, and (ii) 5,000 shares of common stock with a fair market value of $2.00 per share. After giving effect to the amortization of the Bridge Notes debt discount, the effective interest rate of the Bridge Notes was 49%.

     On July 9, 1996, the aggregate principal amount of the Bridge Notes of $2,000,000 and accrued interest of $73,652 was repaid upon the consummation, and out of the proceeds, of the IPO.

Stock Options

     The accompanying financial position and results of operations of the Company have been prepared in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the accompanying financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the quoted market price of the Company's stock, as of the grant date, is not more than the amount an employee must pay to acquire the stock as defined; however, to the extent that stock options are granted to non employees, for goods or services, the fair value of these options are included in operating results as an expense.

     A summary of the Company's stock option activity, and related information, is as follows:

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                                                       Weighted
                                      Number of                         Average      Number of
                                       Common      Exercise Price      Exercise       Shares
                                       Shares      Range per Share       Price       Exercisable
                                      ---------    ---------------     ---------    ------------

Outstanding at December 31, 1995       315,000          $ 1.50           $ 1.50       260,714
                                                                                      =======
Granted........................         67,000      $ 2.00 - $ 5.75      $ 2.67
Exercised......................        (20,000)         $ 1.50           $ 1.50
                                       -------
Outstanding at December 31, 1996       362,000      $ 1.50 - $ 5.75      $ 1.72       311,524
                                                                                      =======
Granted........................        192,500      $ 5.78 - $ 6.88      $ 6.54
Exercised......................        (23,334)         $ 2.00           $ 2.00
Canceled.......................        (25,000)     $ 6.38 - $6.81       $ 6.64
                                       -------
Outstanding at December 31, 1997       506,166      $ 1.50 - $6.88       $ 2.92       401,000
                                       =======                                        =======

     During 1995, the Company granted options to purchase 315,000 shares of Common Stock, exercisable at $1.50 per share. The options vested as follows:
260,714 at date of grant, 27,143 in 1996 and 27,143 in 1997. The options expire as follows: 240,714 in 2000, 27,143 in 2001 and 27,143 in 2002.

     During 1996, the Company granted options to purchase 55,000 shares of Common Stock , exercisable at $2.00 per share. The options vested as follows:
31,667 at date of grant, 11,667 in 1997 at 11,666 in 1998. The options expire as follows: 8,333 in 2001, 11,667 in 2002 and 11,666 in 2003.

Performance Incentive Stock Option Plan

     On January 31, 1996, the Company adopted its 1996 Performance Incentive Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options, stock appreciation rights and restricted stock may be granted to key employees and consultants (the "Participants") by certain disinterested directors of the Board of Directors. Any incentive option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an incentive option granted to a Participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date on which the option is granted. A nonqualified option granted under the Plan (i.e., an option to purchase the common stock that does not meet the Internal Revenue Code's requirements for incentive options) must have an exercise price of at least the par value of the stock. Stock appreciation rights may be granted in conjunction with the grant of an incentive or nonqualified option under the Plan or independently of any such stock option. The directors determine the vesting of the options under the Plan at the date of grant. A maximum of 260,000 options can be awarded under the Plan. As of December 31, 1996 no options had been issued. During 1997, 172,500 options were granted and 25,000 options were canceled under the plan.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

Non-Employee Director Stock Option Plan

     On November 25, 1996, the Company established a Non-Employee Director Stock Option Plan (the "Director's Plan"). The Director's Plan provides that each member of the Board of Directors (an "Eligible Director") who otherwise (1) is not currently an employee of the Company, or (2) is not a former employee still receiving compensation for prior services (other than benefits under a tax-qualified pension plan) shall be eligible for the grant of stock options under the Director's Plan. Each Eligible Director at the time of his election to the Board of Directors, shall be granted an option to purchase 3,000 shares of the Company's common stock at an exercise price equal to closing price of such common stock at close of business at the date of such grant, such option to vest immediately and to expire five years from the date of such grant.

     Beginning with the annual meeting of the stockholders of the Company held on May 29, 1997 and provided that a sufficient number of shares remain available under the Director's Plan, each year immediately following the date of the annual meeting of the Company there automatically will be granted to each Eligible Director who is then serving on the Board an option to purchase 5,000 shares of the Company Common Stock. The first 1,000 options vest immediately, the remainder vest equally over the next four years from the date of grant and are exercisable at the closing price of such shares of common stock at the date of grant. Such options expire five years from the date of vesting.

     On November 25, 1996, four Eligible Directors were each granted 3,000 stock options at an exercise price of $5.75 per share. On May 29, 1997, four Eligible Directors were each granted 5,000 stock options at an exercise price of $6.75 per share. The maximum number of shares of Common Stock with respect to which options may be granted under the Director's Plan is 80,000 shares. As of December 31, 1997, there are 48,000 stock options reserved for issuance in the Director's Plan.

     Disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock-based compensation are shown below.

     Exercise prices and weighted-average contractual lives for stock options outstanding as of December 31, 1997 are as follows:

                            Options Outstanding            Options Exercisable
                  ------------------------------------   ----------------------
                                 Weighted
                                  Average     Weighted                 Weighted
                                 Remaining     Average                 Average
    Range of        Number      Contractual   Exercise     Number      Exercise
Exercise Prices   Outstanding      Life        Price     Exercisable    Price
---------------   -----------   -----------   --------   -----------   --------
$ 1.50 - $ 2.00     326,666        3.4         $1.55       315,000      $1.53
$ 5.75 - $ 6.88     179,500        5.6         $6.47        86,000      $6.16

     The following table summarizes the pro forma operating results of the Company had compensation costs for the stock options granted been determined in accordance with the fair value

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

based method of accounting for stock based compensation as prescribed by SFAS No. 123. Since certain option grants awarded during 1996 and 1997 vest over several years and additional awards are expected to be issued in the future, the pro forma results noted below are not likely to be representative of the effects on future years of the application of the fair value based method.

                                                       1996             1997
                                                       ----             ----
Pro forma net loss............................     $(4,496,349)     $(4,029,183)
Pro forma basic and diluted loss per share....     $     (1.19)     $      (.75)

     For the purpose of the above pro forma information, the fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model. The weighted-average fair value of the options granted during 1996 and 1997 was $.84 and $1.75, respectively. The following weighted-average assumptions were used in computing the fair value of option grants for 1996 and 1997: weighted-average risk-free interest rates of 5.32% for 1996 and 5.64% for 1997; zero dividend yields for both years; volatility of the Company's Common Stock of 50% for both years; and an expected life of the options of two years for 1996 and 1997, respectively.

7.   Income taxes

     There is no benefit for federal, state or local income taxes for the years ended December 31, 1997 and December 31, 1996, since the Company has incurred operating losses. In addition, the Company has fully reserved the net potential future tax benefits resulting from its organization costs and a net operating loss carryforwards.

     The tax effect of temporary differences consists of the following:

                                                                     December
                                                                     31, 1997
                                                                     --------
              Deferred tax assets:
                  Start up costs...............................    $ 2,130,610
                  Property and equipment.......................         24,828
                  Net operating loss carryforward..............      1,504,585
                                                                   -----------
                                                                     3,660,023
                  Valuation allowance..........................     (3,660,023)
                                                                   -----------
                                                                   $        --
                                                                   -----------

     Certain costs in the statement of operations have been capitalized under Internal Revenue Code and will be amortized over five years commencing with the date the Company begins its trade or business, as defined by Internal Revenue Service regulations. The valuation allowance offsets all of the deferred tax assets as of December 31, 1997.

     As of December 31, 1997, the Company has unused net operating loss carryforwards of $3,761,463 available for income tax purposes. The unused net operating loss carryforwards expire in various years from 2010 to 2012. The Company, in the future, may be subject to limitations on the use of its NOL's as provided under Section 382 of the Internal Revenue Code.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

8.   Commitments and Contingencies

License and Development agreements

     Pursuant to the terms of the License Agreement dated July 21, 1995, the Company is obligated to pay to Rave royalties ("Royalties") of (i) 2 1/2 % of net sales ("Sales Royalties"), as defined, of products sold by the Company utilizing Rave's technology and (ii) 25% of any sublicensing fees received by the Company from sublicenses of the products and technology covered by the License Agreement. Payments of Sales Royalties will commence upon the earlier of
(i) accumulated net sales of licensed products and technology sold by the Company or its future sublicensees reaching an aggregate of $50,000,000, or (ii) the Company's aggregate net profits from sales of licensed products and technology equaling $5,000,000, whichever comes first.

     In March 1997 the Company agreed with Rave to exclude from the License Agreement certain video transmission technology which Rave may develop for application in the video game industry ("the Video Game Technology"). In return, Rave agreed to pay the Company 2.5% of net sales of products using the Video Game Technology and 25% of any fees it receives from licensing such technology. The Video Game Technology is not used in any of the Company's current products, and the Company has no current plans to develop it.

     The License Agreement became effective on July 21, 1995 and continues in force until either (1) the expiration of the last patent rights or (2) July 21, 2012, whichever is later.

     The Company has entered into a development agreement (the "Development Agreement") with Rave, pursuant to which the Company has formulated a development plan (the "Development Plan") extending through October 1998, with annual renewals, subject to one year's written notice. The Development Plan focuses principally on the development of the products, as defined, and will be revised from time to time to provide for the development of additional related products. The Development Agreement provides for the payment to Rave of a monthly fee which, when aggregated with the Royalties provided for in the License Agreement, must equal at least $65,000 per month. The Development Plan is to be revised by October 2, 1998 and on each anniversary thereafter for each year the Development Agreement remains in effect. The Development Agreement terminates on October 2, 1998. The Development Agreement also provides for Rave to receive additional payments under certain conditions aggregating $850,000 to purchase or lease equipment for use in developing the "Licensed Product" and "Licensed Process." The payments were originally to be made in monthly installments not to exceed $23,611 with a lump sum payment of $283,336 due in March 1998, if certain conditions were met. In this regard, on April 22, 1997, the Company deposited $300,000 into a certificate of deposit. The certificate of deposit has been pledged as collateral for an irrevocable standby letter of credit opened by the Company to guarantee monthly equipment lease payments (not to exceed $23,611 per month) to be made by the Company on behalf of Rave pursuant to the Development Agreement. The balance of the standby letter of credit will be reduced by any payments made and any cash restriction on the certificate of deposit is limited to the balance of the standby letter of credit. Through December 31, 1997, the Company had made payments of $386,657 under this agreement and at that date had $221,481 pledged as collateral to guarantee the monthly payments.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     The Rave research and development expenses charged to the statement of operations for the cumulative period from July 17, 1995 (inception) to December 31, 1997 amounted to $2,657,355; and for the years ended December 31, 1997 and December 31, 1996 amounted to $1,096,903 and $1,143,825, respectively.

Agency Agreement

     In order to assist it in obtaining sublicensing revenue, the Company has entered into an Agency Agreement (the "Agency Agreement") with Prime. The Agency Agreement provides that Prime will be the Company's exclusive agent for entering into sublicenses with respect to the licensed products and technology. Because its products are not fully developed, the Company has not developed a licensing program, established proposed royalties, or otherwise determined the terms or conditions of the arrangements it may want to make with proposed licensees or others. These programs will be developed in conjunction with product research and development, and with Prime pursuant to the Agency Agreement. For its services, with respect to the first $50,000,000 of aggregate net sales of the Company's licensees and sublicensees, after subtracting the payments to Rave and licensing expenses, Prime will receive 35% of net sublicense fees received by the Company, and thereafter 45%. Because the Company has retained the right to enter into licenses and sublicenses independently, payments to Prime are to be made regardless of whether the relevant sublicenses are entered into through Prime's efforts or by the Company itself. Prime will receive an additional agency fee of up to $1,500,000, of which (i) $400,000 has been paid (ii) $400,000 is payable out of the Company's first sublicensing royalties and (iii) $700,000 is payable out of the Company's portion of sublicensing royalties when net sublicensing sales exceed $200,000,000. The Agency Agreement provides that Prime will contribute its royalty participation to pay Rave in any month in which the Company, after making reasonable commercial effort, is unable to make the $65,000 Rave Minimum Payment necessary to maintain the License Agreement on an exclusive basis with such amounts to be repaid by the Company to Prime out of the Company's next available royalty payment or 12 months from the date of such advance.

     The Agency Agreement terminates upon the termination of the License Agreement or upon a default, as defined in the Agency Agreement.

     The agency fee charged to operations for the cumulative period from July 17, 1995 (inception) to December 31, 1997 amounted to $400,000 and for the years ended December 31, 1997 and December 31, 1996 amounted to $70,000 and $330,000, respectively.

     The minimum annual commitments under the Rave License and Development Agreements, and the Agency Agreement, as of December 31, 1997 are as follows:

For the Year
   Ending          Royalty and
December 31,       Development      Consulting        Equipment
   1997               Fees             Fees           Financing         Total
------------       -----------      ----------        ---------         -----
                    $650,000          $35,000         $463,342        $1,148,342
                    ========          =======         ========        ==========

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

Employment Agreements

     The Company entered into an employment agreement with its President originally expiring December 31, 2000. In December 1997, the agreement was extended for two years to December 31, 2002. The employment agreement provides for a minimum annual salary, and bonus incentives, based upon the Company meeting profit levels to be set by the Board of Directors. The agreement also provides for termination payments to the President under certain circumstances. The minimum annual salary commitment as of December 31, 1996 and December 31, 1997, excluding bonus arrangements, amounted to $120,000 per annum.

     On February 10, 1997, the Company entered into an employment agreement with its Vice President - Sales. As part of the agreement, the Company granted to this individual, under the Company's Plan, options to purchase 60,000 shares of common stock at $6.875 per share, the underlying value of the Company's common stock at the date of grant. 5,000 options vested immediately; 5,000 options vest on June 10, 1997; 20,000 options vest on February 10, 1998; 30,000 options vest on February 10, 1999.

Consulting and Representative Agreements

     The Company has a consulting agreement with a Limited Partnership (the "Consultant") rendering business advice. One of the general partners of the Consultant is a former member of the Company's Board of Directors. In addition, this general partner was a partner in two other affiliated entities. Together the Consultant and the two other affiliated entities (which also provided services to the Company) received 450,000 shares of the Company's common stock for an aggregate consideration of $4,500 (see Note 6). The term of the agreement was initially for two years and has been orally extended for one additional year to June 30,1998. The Consultant received fees of $7,500 per month until the completion of the IPO. Once the IPO was completed, the fee was reduced to $5,000 per month until the agreement terminates. The total consulting fee per the consulting agreement charged to the statement of operations for the cumulative period from July 17, 1995 (inception) to December 31, 1997 amounted to $175,000 plus out-of-pocket expenses; and for the years ended December 31, 1997 and December 31, 1996 amounted to $60,000 and $77,500 plus out of pocket expenses, respectively. The total aggregate consideration charged to operations in connection with the services rendered by the principal of the Consultant and his affiliated entities for the cumulative period from July 17, 1995 (inception) to December 31, 1997 amounted to $264,998; and for the years ended December 31, 1997 and December 31, 1996 amounted to $66,329 and $110,367, respectively.

     Effective August 1, 1995, the Company entered into an agreement with a consultant whereby the consultant provided to the Company on a non-exclusive basis, certain services, among others: evaluation of the Company's technologies and products, assistance in product development and the development of a marketing strategy and plan, and the recommendation of candidates for marketing and sales positions. On April 7, 1997, the Company entered into a Representative Agreement with this same consultant whereby the consultant was appointed as an exclusive sales representative for selected accounts, identified in the agreement, to obtain Strategic Alliance Contracts for the Company and to sell Products during the term of the Agreement. The term of the Agreement was from April 7, 1997 to November 30, 1997. Under the terms of the Agreement, the consultant or his designees will receive options to purchase shares of common stock of the

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

Company for each Strategic Alliance Contract the Company enters into through the efforts of the Representative and/or his designees. For options granted, the options price is equal to the fair market value as of the date of the grant and will expire five years after the date of grant. In addition, the Company shall pay the Representative a commission on net sales of all products sold by the Company solely through the efforts of the Representative and/or his designees if the Representative and/or his designees made substantial efforts to sell the Products to the purchaser during the term of this Agreement. The commission rate is based on the type of sale and timing of the sale. For all purchase orders accepted by the company during the period April 7,1997 to November 15, 2001, the Company will also pay to the Representative a commission of three percent of net sales of active and/or passive presets and device drivers whether or not the representative made any effort to sell these items. As of December 31, 1997, no commissions had been earned and 45,000 options had been granted pursuant to this Agreement. Since inception to December 31, 1997 the Company has incurred $376,122; and for the years ended December 31, 1997 and December 31, 1996, $143,657 and $195,968, respectively, of consulting fees and out of pocket expenses for this consultant which have been charged to operations.

     On November 12, 1997, the Company contracted with Adaptive Miro-Ware, Inc. to work with TEC (see below) in the design and development of a custom integrated circuit ("ASIC") in accordance with the Company's specifications. The total cost of the project was estimated to be $179,550 to be paid in intervals based upon milestones. The contract is expected to be completed during the first half of 1998. At December 31,1997 $17,500 had been paid under the terms of the contract.

     On November 14, 1997, the Company contracted with The Engineering Consortium ("TEC") to design and develop a custom integrated circuit ("ASIC") in accordance with the Company's specifications. The total cost of the project was estimated to be $130,000 to be paid in intervals based upon milestones. The contract is expected to be completed during the first half of 1998. At December 31, 1997 no payments had been made under the terms the contract.

     On December 3, 1997, the company contracted with Lippert/Heilshorn & Associates, Inc. ("LHA") to provide various Investor Relations and Public Relations services for the Company. In return for such services the Company granted to the LHA 30,000 options for the purchase of the Company's common stock at $5.78 per share (market price on date of grant. In addition the Company agreed to pay LHA a fee of $7,500 per month plus normal business expenses. The contract terminates on March 31,1998, at which time the contract will continue on a month-to-month basis. However, the Company may terminate the agreement at any time after March 31, 1998 upon 60 days notice to LHA.

     The Company has entered into numerous sales representation agreements with various organizations whereby the Company will pay to the representative organization commissions based on the type of sale and timing of sale. The commission rates vary from 2% to 16%. No commissions had been earned through December 31, 1997 pursuant to these agreements.

Leases

     The Company leases shared office space on a month-to-month basis for a monthly rental of $5,400. Rent expense incurred for the cumulative period from July 17, 1995 (inception) to

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

December 31, 1997 amounted to $122,348; and for the years ended December 31, 1997 and December 31, 1996 amounted to $78,496 and $37,452, respectively. In addition, the Company is a guarantor on lease payments of $4284 per month regarding Rave's facility. The lease expires on June 14,1998.

9.   Extraordinary Item

     The terms of the Bridge Notes of the Company contained early repayment provisions in the event the Company completed an IPO. As a result of the Company's completing an IPO in July 1996, the Bridge Notes were repaid and the unamortized financing costs of $251,938 and the unamortized debt discount of $596,222 as of that date, totaling $848,160, were written off and recorded as an extraordinary item for the year ended December 31, 1996.

10.  Subsequent events

     On February 6, 1998, the Company entered into a two-year agreement with an investor whereby the Company issued 253,485 shares of the Company's Common Stock for an aggregate purchase price of $1,000,000. In addition, subject to certain conditions, the agreement provides that, from time to time over the life of the agreement the Company shall issue "Puts" to the investor whereby the Company shall issue for each Put and the investor shall purchase, at the Company's option, shares of the Company's Common Stock for a minimum of $250,000 and a maximum of $750,000. The total aggregate value of the Puts over the life of the agreement must be a minimum of $1,000,000 and cannot exceed $5,000,000. The purchase price of the stock will be at 88% of the fair market value of the stock at the time of the Put. The following restrictions apply beginning with the second Put: 1) there must be 20 business days between Puts; 2) the average daily trading volume in the Company's Common Stock for the 30 trading days prior to the Put date must be at least 20,000 shares; 3) The minimum bid price for the Company's Common Stock on the trading day immediately preceding the put date must be at least $2.50; 4) unless the investor agrees otherwise, no put can be made which cause the investor to own more than 9.9% of the Company's then outstanding stock.

     In connection with the agreement the Company issued to the investor warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $6.41 per share. The warrants may be exercised at any time beginning August 6, 1998 and ending three years thereafter. Also, in the event that the market price as of the effective date of the registration statement filed with the Securities and Exchange Commission on March 3, 1998 regarding the resale of the underlying securities is less than $3.95, then the Company will issue to the investor a supplemental warrant to purchase 50,000 shares of Common stock at a stock price of $3.95. The supplemental warrant may be exercised at any time beginning 5 days after the effective date and ending 5 years thereafter.

     On March 3, 1998, the Company entered into a consulting agreement with an organization (the "Consultant") whereby the Consultant will perform consulting services relating to corporate finance and other financial services matters. As compensation for such services, the Company shall pay the consultant $5,000 per month during an initial term ending September 3, 1999 subject to automatic one-year terms unless either the Company or the Consultant shall have given written notice at least 30 days prior to the end of the initial or subsequent terms.

                            NUWAVE TECHNOLOGIES, INC.
                           (A DEVELOPMENT ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

     In connection with this agreement, the Company issued to the Consultant 400,000 common stock purchase warrants. The warrants The warrants have an exercise price of $4 and are exercisable after September 3, 1999. The warrants expire on March 3, 2003.

11.  Subsequent Events (unaudited)

     On November 13, 1998, pursuant to the provisions of the Exclusive Worldwide License Agreement and the Development Agreement each dated July 20, 1995 between Rave and the Company, the Company commenced an arbitration proceeding seeking
(a) damages for the injuries to the Company caused by Rave's breaches of its contractual and common law obligations to the Company and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" (as defined in the Exclusive Worldwide License Agreement). While management does not anticipate this arbitration will have a material effect on the Company's financial position, it is not possible to determine the outcome at this early stage of the proceeding.

     Rave has informed the Company that the Company is obligated to pay Rave (a) $65,000 per month under the License Agreement for at least the 12-month period ending September 30, 1999 and (b) $380,000 for purchases and leases of equipment under the Development Agreement. Management believes that these claims are without merit and will vigorously contest them; accordingly, no additional liability has been recorded for such claims. However, there can be no assurances that such claims will not result in the Company incurring a liability.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                                                   September 30,
                                                                       1998
                                                                   -------------
                                                                    (unaudited)
                              ASSETS

Current assets:
    Cash and cash equivalents.................................     $ 5,641,565
    Inventory.................................................          61,784
    Prepaid expenses and other current assets.................         194,634
                                                                   -----------
      Total current assets....................................       5,897,983
    Property and equipment....................................         110,169
    Restricted Cash...........................................         132,003
    Other assets..............................................         164,552
                                                                   -----------
      Total assets............................................     $ 6,304,707
                                                                   ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities..................     $   162,742
                                                                   -----------
      Total liabilities.......................................     $   162,742
                                                                   -----------
Commitments and contingencies
Stockholders' equity:
    Series A Convertible Preferred Stock, noncumulative,
      $.01 par value; authorized 400,000 shares; issued and outstanding -none

    Preferred stock, $.01 par value; authorized 1,000,000 shares; issued and oustanding - none (such preferences and rights to be designated by the Board of Directors)

    Common stock, $.01 par value; authorized 20,000,000
      shares:  issued and outstanding 5,348,334 shares........          83,585
    Additional paid in capital................................      18,218,740
    Deficit accumulated during the development stage..........     (12,160,360)
                                                                   -----------
      Total stockholders' equity..............................       6,141,965
                                                                   -----------
      Total liabilities and stockholders' equity.............      $ 6,304,707
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                           Cumulative
                                                                              from
                                                                          July 17, 1995
                                            Nine months    Nine months     (inception)
                                               ended          ended            to
                                           September 30,  September 30,   September 30,
                                               1997           1998            1998
                                           -------------  -------------   -------------
                                            (unaudited)    (unaudited)     (unaudited)

Net sales...............................  $     6,395     $     9,666    $    19,941
Cost of Sales...........................       (3,080)         (3,363)        (7,577)
                                          -----------     -----------   ------------
                                                3,315           6,303         12,364
                                          -----------     -----------   ------------
Operating expenses:
Research and development expenses.......   (1,343,964)     (1,323,483)    (5,132,284)
General and administrative expenses.....   (1,853,471)     (1,799,078)    (6,361,309)
                                           (3,197,435)     (3,122,561)   (11,493,593)
                                          -----------     -----------   ------------
      Loss from operations..............   (3,194,120)     (3,116,258)   (11,481,229)
                                          -----------     -----------   ------------
Other income (expense):
      Interest income...................      155,164         145,454        500,571
      Interest expense..................                                    (331,542)
                                          -----------     -----------   ------------
                                              155,164         145,454        169,029
                                          -----------     -----------   ------------
Net loss before extraordinary item         (3,038,956)     (2,970,804)   (11,312,200)
      Extraordinary item................                                    (848,160)
                                          -----------     -----------   ------------
      Net loss..........................  $(3,038,956)    $(2,970,804)  $(12,160,360)
                                          ===========     ===========   ============
Basic and diluted loss per share:
      Weighted average number of common
         shares outstanding.............    5,341,667       6,898,426
                                          ===========     ===========
      Basic and diluted loss per share..  $     (0.57)    $     (0.43)
                                          ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows
                Increase (decrease) in cash and cash equivalents

                                                                                      Cumulative
                                                                                         from
                                                                                    July 17, 1995
                                                        Nine Months   Nine Months    (inception)
                                                           ended         ended            to
                                                         September     September    September 30,
                                                         30, 1997       30, 1998         1998
                                                        -----------   -----------   -------------
                                                        (unaudited)   (unaudited)    (unaudited)
Cash flows from operating activities:
    Net loss........................................   $(3,038,956)  $(2,970,804)   $(12,160,360)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
    Extraordinary item..............................                                     848,160
    Depreciation expense............................        35,983        37,041          99,111
    Amortization of unamortized debt discount.......                                     168,778
    Amortization of deferred financing costs........                                      89,062
    Issuance of common stock for services rendered..                                      20,600
    Increase in inventory...........................       (21,877)       (1,967)        (67,785)
    Increase in prepaid expenses and other current
      assets........................................       (58,156)      (83,628)       (194,633)
    Increase (decrease) in other assets.............       (17,737)      (82,353)       (164,553)
    Increase (decrease) in accounts payable and
      accrued liabilities...........................      (239,366)        9,118         162,741
                                                       -----------   -----------    ------------
      Net cash used in operating activities.........    (3,340,109)   (3,092,593)    (11,192,879)
                                                       -----------   -----------    ------------
Cash flows from investing activities:
    Purchase of property and equipment..............       (69,532)      (43,738)       (209,280)
                                                       -----------   -----------    ------------
      Net cash used in investing activities.........       (69,532)      (43,738)       (209,280)
                                                       -----------   -----------    ------------
Cash flows from financing activities:
    Proceeds from sales of Series A Convertible
      Preferred Stock...............................                                     900,000
    Proceeds from issuance of initial bridge units..                                     350,000
    Proceeds from issuance of bridge units, net of
      exchange of initial bridge notes..............                                   1,650,000
    Proceeds from IPO...............................                                  11,753,010
    Proceeds from equity offering - February 6, 1998                   1,000,000       1,000,000
    Proceeds from Janssen Meyers equity offering May
      & June 1998...................................                   7,280,546       7,280,546
    Repayment of notes issued in connection with
      initial bridge notes..........................                                  (2,000,000)
    Costs incurred for equity offerings.............                  (1,308,249)     (3,656,830)
    Issuance of common stock in connection with
      exercise of stock options.....................        46,668        23,332         100,000
    Increase in restricted cash.....................      (256,003)       89,479        (132,002)
    Deferred financing costs........................                                    (201,000)
                                                       -----------   -----------    ------------
    Net cash provided (used in) by financing
      activities....................................      (209,335)    7,085,108      17,043,724
                                                       -----------   -----------    ------------
    Net increase (decrease) in cash and cash
      equivalents...................................    (3,618,976)    3,948,777       5,641,565
Cash and cash equivalents at the beginning of the
period..............................................     6,057,941     1,692,788              --
                                                       -----------   -----------    ------------
Cash and cash equivalents at the end of the period..   $ 2,438,965   $ 5,641,565    $  5,641,565
                                                       ===========   ===========    ============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows
                Increase (decrease) in cash and cash equivalents

                                                                                      Cumulative
                                                                                         from
                                                                                    July 17, 1995
                                                        Nine Months   Nine Months    (inception)
                                                           ended         ended            to
                                                         September     September    September 30,
                                                         30, 1997       30, 1998         1998
                                                        -----------   -----------   -------------
                                                        (unaudited)   (unaudited)    (unaudited)
Supplemental disclosure of cash flow information:
   Interest paid during the period..................                                $     73,702
                                                                                    ============
Supplemental disclosure of non cash
   investing and financing activities
Deferred financing costs incurred in
   connection with the exchange of the
   initial bridge notes for 14 bridge units.........                                $    140,000
                                                                                    ============
Deferred equity costs charged to additional
   paid in capital in connection with the
   PPO..............................................                                $     13,400
                                                                                    ============
Deferred financing costs charged to
   additional paid-in capital in connection
   with the IPO.....................................                                $     25,000
                                                                                    ============
600,000 Series A Convertible Preferred
   Stock converted into Common Stock................                                $      6,000
                                                                                    ============


   The accompanying notes are an integral part of these financial statements.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

1.   Basis Of Interim Financial Statement Preparation

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. NUWAVE Technologies, Inc. (the "Company" or "NUWAVE"), a development stage enterprise, believes that the quarterly information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles. The accompanying condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission ("SEC") on April 14, 1998.


2.   Capital Transactions

     On February 6, 1998, the Company entered into a two-year agreement with an investor whereby the Company issued 253,485 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for an aggregate purchase price of $1,000,000. In addition, subject to certain conditions, the agreement provides that, from time to time over the life of the agreement the Company shall issue "Puts" to the investor whereby the Company shall issue for each Put and the investor shall purchase, at the Company's option, shares of the Company's Common Stock for a minimum of $250,000 and a maximum of $750,000. The total aggregate value of the Puts over the life of the agreement must be a minimum of $1,000,000 and cannot exceed $5,000,000. The purchase price of the stock will be at 88% of the fair market value of the stock at the time of the Put. The following restrictions, among others, apply beginning with the second
Put: 1) there must be 20 business days between Puts; 2) the average daily trading volume in the Company's Common Stock for the 30 trading days prior to the Put date must be at least 20,000 shares; 3) the minimum bid price for the Company's Common Stock on the trading day immediately preceding the Put date must be at least $2.50; and 4) unless the investor agrees otherwise, no Put can be made which causes the investor to own more than 9.9% of the Company's then outstanding Common Stock.

     In connection with the agreement the Company issued to the investor warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $6.41 per share and additional warrants (the "supplemental warrants") to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $3.95 per share. The warrants may be exercised at any time beginning August 6, 1998 and ending 3 years thereafter. The supplemental warrants may be exercised at any time beginning April 19, 1998 and ending 5 years thereafter.

     On March 3, 1998, the Company entered into a consulting agreement with an organization (the "Consultant") whereby the Consultant will perform consulting services relating to corporate finance and other financial services matters. As compensation for such services, the Company shall pay the consultant $5,000 per month during an initial term ending September 3, 1999 subject to automatic one-year renewal terms unless either the Company or the Consultant shall have given written notice of termination at least 30 days prior to the end of the initial or subsequent terms.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (Continued)

     In connection with such consulting agreement, the Company issued to the Consultant 400,000 common stock purchase warrants. The warrants have an exercise price of $4 and are exercisable after September 3, 1999. The warrants expire on March 3, 2003.

     On May 11, 1998 the Company entered into a placement agency agreement with the Consultant to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act of 1933, as amended (the " Securities Act"), 2,742,904 shares of the Company's Common Stock and 2,057,207 Class A Redeemable Warrants ("Class A Warrants") between May 19, 1998 and June 6, 1998 for an aggregate purchase price of $7,280,546. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.24, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing on June 6, 1998 and expiring on May 11, 2003. The Class A Warrants are subject to redemption by the Company at $.01 per Class A Warrant 12 months after the effective date of a registration statement covering the Class A Warrants on not less than 30 days prior written notice to the holders of the Class A Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Class A Warrants for a period of thirty consecutive trading days ending on the day prior to the day on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

     The Consultant received for acting as placement agent, a commission of 10% ($728,055) of the gross proceeds from the sale of the Units (consisting of the Company's Common Stock and Class A Warrants), as well as a 3% non-accountable expense allowance ($218,416) and reimbursement of other costs, including legal expenses relating to the offering ($77,171). In addition, the Consultant received as part of its compensation, warrants exercisable until May 11, 2003 to purchase up to (i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and (ii) 516,068 warrants to purchase up to 516,068 shares of the Company's Common Stock at a price per share of $3.24.

     As a result of the above capital transactions and in accordance with the provisions of the Warrant Agreement dated as of July 3, 1996, between the Company, Rickel & Associates, Inc. and American Stock Transfer & Trust Company, adjustments have been made to the exercise price (the "Warrant Price") for the warrants issued pursuant to such Warrant Agreement (the "Public Warrants") and to the number of shares of Common Stock issuable on exercise of the Public Warrants. The Warrant Price has been reduced from $5.50 to $4.15. In addition, for every share of Common Stock the warrant holders were entitled to prior to the dilutive transactions (2,530,000 shares), the warrant holders are now entitled to 1.325 shares (3,352,250 shares). Also, pursuant to the Warrant Agreement, the Company can redeem the Public Warrants in the event that the average closing price of the Company's Common Stock is at least 150% of the then current Warrant Price of the Public Warrants for a period of 20 consecutive trading days: consequently, the average closing price now required is $6.225 versus the original price of $8.25.

     On March 19, 1998, a director exercised options with respect to 11,666 shares of Common Stock at $2.00 per share.

                            NUWAVE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)
             NOTES TO CONDENSED FINANCIAL STATEMENTS -- (Continued)

3.   Subsequent Events

     On November 13, 1998, pursuant to the provisions of the Exclusive Worldwide License Agreement and the Development Agreement each dated July 20, 1995 between Rave and the Company, the Company commenced an arbitration proceeding seeking
(a) damages for the injuries to the Company caused by Rave's breaches of its contractual and common law obligations to the Company and (b) a declaration that, among other things, Rave is not entitled to any royalties or other payments with respect to the Company's technology and that the Company continues to have exclusive license rights to the "Licensed Product" and "Licensed Process" (as defined in the Exclusive Worldwide License Agreement). While management does not anticipate this arbitration will have a material effect on the Company's financial position, it is not possible to determine the outcome at this early stage of the proceeding.

     Rave has informed the Company that the Company is obligated to pay Rave (a) $65,000 per month under the License Agreement for at least the 12-month period ending September 30, 1999 and (b) $380,000 for purchases and leases of equipment under the Development Agreement. Management believes that these claims are without merit and will vigorously contest them; accordingly, no additional liability has been recorded for such claims. However, there can be no assurances that such claims will not result in the Company incurring a liability.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     Section 145(a) of the General Corporation Law of the State of Delaware (the "Delaware Code") grants corporations the power to indemnify any person who was or is a party to any action, suit or proceeding by reason of the fact that the person was or is a director or officer against expenses, judgments, fines and settlement amounts actually and reasonably incurred by the person in connection with such action, suit or proceeding. The indemnification is contingent on the fact that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the Delaware Code grants corporations the power to indemnify any person who was or is a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person was or is a director or officer against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. The person must meet the same applicable standard of conduct as in Section 145(a), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

     Section 102(b)(7) of the Delaware Code permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages arising out of a breach of his fiduciary duty as a director. Such provision shall not eliminate or limit the liability of a director with respect to any of the following: (i) breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) liability for unlawful dividends paid or an unlawful stock purchase or redemption pursuant to Section 174 of the Delaware Code; or (iv) transactions from which the director derived an improper personal benefit.

     Article Seventh of the Company's Certificate of Incorporation provides that "the Corporation shall, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to, in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth various costs and expenses of the Company in connection with the sale and distribution of the Securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee                    $ 4,896
Legal Fees and Expenses                                                $50,000
Accounting Fees and Expenses                                           $ 2,000
Other Expenses                                                         $ 1,000

                                            Total Expenses             $57,896

Item 26. Recent Sales of Unregistered Securities

     The following paragraphs set forth certain information with respect to securities sold by the Company within the past three years in transactions that were not registered under the Securities Act pursuant to the provisions of
Section 4(2) of the Securities Act and/or Regulation D as promulgated under the Securities Act.

     On December 3, 1997, the Company contracted with Lippert/Heilshorn & Associates, Inc. ("LHA") to provide various investor relations and public relations services for the Company. In return for such services, the Company granted to LHA 30,000 options to purchase the Company's Common Stock at $5.78 per share (market price on date of grant). In addition, the Company agreed to pay LHA a fee of $7,500 per month plus normal business expenses. The original term of the contract terminated on March 31, 1998 and had continued on a month-to-month basis until December, 1998, at which point the contract was terminated completely.

     On January 16, 1998, the Company entered into a letter agreement (the "Letter Agreement") with Trinity Capital Advisors, Inc. ("Trinity") pursuant to which Trinity agreed to identify an accredited investor who would provide financing to the Company by purchasing shares of Common Stock from the Company. In return for such service, the Company agreed to pay to Trinity a commission of 7% of the principal amount of the Common Stock sold and 20,000 warrants to purchase Common Stock at $5.75 per share (market price on the date of grant). In February 1998, Trinity identified Profutures as such an accredited investor (see paragraph below). Pursuant to the Letter Agreement, in February 1998, the Company paid a commission of $70,000 (i.e., 7% of the principal amount of the Common Stock sold) and granted 20,000 warrants to Trinity.

     On February 6, 1998, the Company entered into a two-year agreement with Profutures whereby the Company issued 253,485 shares of its Common Stock for an aggregate purchase price of $1,000,000. In addition, subject to certain conditions, the agreement provides that, from time to time over the life of the agreement, the Company shall issue "Puts" to Profutures whereby the Company shall issue for each Put and Profutures shall purchase, at the Company's option, shares of the Company's Common Stock for a minimum of $250,000 and a maximum of $750,000. The total aggregate value of the Puts over the life of the agreement must be a minimum of $1,000,000 and cannot exceed $5,000,000. The purchase price of the Common Stock will be at 88% of the fair market value of the Common Stock at the time of the Put. The following restrictions, among others, apply beginning with the second Put: 1) there must be 20 business days between Puts;
2) the average daily trading volume in the Company's Common Stock for the 30 trading days prior to the Put date must be at least 20,000 shares; 3) the minimum bid price for the Company's Common Stock on the trading day immediately preceding the Put date must be at least $2.50; and 4) unless Profutures agrees otherwise, no Put can be made which causes Profutures to own more than 9.9% of the Company's then outstanding Common Stock.

     In connection with such agreement, the Company issued to Profutures warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $6.41 per share and supplemental warrants to purchase an aggregate of 50,000 shares of Common Stock at a purchase price of $3.95 per share. The warrants may be exercised at any time beginning August 6, 1998 and ending 3 years thereafter. The supplemental warrants may be exercised at any time beginning April 19, 1998 and ending 5 years thereafter.

     On March 3, 1998, the Company entered into the Consulting Agreement with Janssen-Meyers whereby Janssen-Meyers agreed to provide consulting services relating to corporate finance and other financial services matters. As compensation for such services, the Company agreed to pay Janssen-Meyers $5,000 per month during an initial term ending September 3, 1999, subject to automatic one-year term extensions unless either the Company or Janssen-Meyers gives written notice of termination at least 30 days prior to the end of the initial or subsequent terms. In connection with such Consulting Agreement, the Company also issued to Janssen-Meyers 400,000 Consultant Warrants. The Consultant Warrants have an exercise price of $4 per share, are exercisable after September 3, 1999 and expire on March 3, 2003.

     On May 11, 1998, the Company entered into a placement agency agreement with Janssen-Meyers to act as the Company's placement agent in a private equity placement whereby the Company issued to certain accredited investors, as defined under Regulation D as promulgated under the Securities Act, 2,742,904 shares of the Company's Common Stock and 2,057,207 Class A Redeemable Warrants between May 19, 1998 and June 6, 1998 for an aggregate purchase price of $7,280,546. Each Class A Redeemable Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price per share of $3.24, subject to adjustment upon the occurrence of certain events to prevent dilution, at any time during the period commencing on June 6, 1998 and expiring on May 11, 2003. The Class A Redeemable Warrants are subject to redemption by the Company at $.01 per warrant 12 months after the effective date of a registration statement covering the Class A Redeemable Warrants on not less than 30 days prior written notice to the holders of the Class A Redeemable Warrants, provided the average closing bid price of the Common Stock has been at least 250% of the then current exercise price of the Class A Redeemable Warrants for a period of thirty consecutive trading days ending on the day prior to the day on which the Company gives notice of redemption. The Class A Redeemable Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

     Janssen-Meyers received for acting as placement agent a commission of 10% ($728,055) of the gross proceeds from the sale of the Common Stock and Class A Redeemable Warrants, as well as a 3% non-accountable expense allowance ($218,416) and reimbursement of other costs, including legal expenses relating to the offering ($77,171). In addition, Janssen-Meyers received as part of its compensation Unit Warrants, exercisable until May 11, 2003, to purchase up to
(i) 688,084 shares of the Company's Common Stock at a price per share ranging from $2.50 to $3.06 and (ii) 516,068 Class A Redeemable Warrants to purchase up to 516,068 shares of the Company's Common Stock at a price per share of $3.24.

Item 27. Exhibits

     4.1  Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.1 to the Company's Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on July 3, 1996). *

     5.1 Opinion of counsel to the Company concerning the validity of the Securities being offered.**

     10.1 Placement Agency Agreement, dated as of May 11, 1998, between Janssen-Meyers

          Associates, L.P. and NUWAVE Technologies, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     10.2 Escrow Agreement, dated May 11, 1998, between NUWAVE Technologies, Inc., Janssen-Meyers Associates, L.P. and Republic National Bank of New York (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed with the Commission on June 11,
          1998). *

     10.3 Warrant Agreement, dated May 15, 1998, between NUWAVE Technologies, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     10.4 Form of Warrant Certificate (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     10.5 Placement Agent's Unit Purchase Warrant Agreement, dated May 19, 1998, between NUWAVE Technologies, Inc. and Janssen-Meyers Associates, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     10.6 Form of Placement Agent Warrant Certificate (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     10.7 Form of Subscription  Agreement  (incorporated by reference to Exhibit
          10.7 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

     23.1 Consent of PricewaterhouseCoopers, LLP **

     23.2 Consent of Richard A. Eisner & Company, LLP **

     24.1 Special Power of Attorney for Lyle Gramley.**

     24.2 Special Power of Attorney for Joseph A. Sarubbi.**

     24.3 Special Power of Attorney for Edward Bohn.**

     99.1 Press  Release,  dated May 21,  1998  (incorporated  by  reference  to
          Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998).*

-----------------------
* The exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such exhibits is a reference to the copy of the exhibit heretofore filed with the Commission, to which there have been no amendments or changes.

**   Filed with this Registration Statement.

Item 28. Undertakings

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 24 above, or otherwise, the
Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Fairfield, State of New Jersey, on January 15, 1999.

                                      NUWAVE TECHNOLOGIES, INC.


                                      By: /S/ GERALD ZARIN
                                      ---------------------------------
                                      GERALD ZARIN
                                      PRESIDENT, CHAIRMAN OF THE BOARD,
                                      CHIEF EXECUTIVE OFFICER

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE(S)                         DATE
---------                      --------                         ----

/S/ GERALD ZARIN               PRESIDENT, CHAIRMAN OF THE       JANUARY 15, 1999
---------------------------    BOARD, CHIEF EXECUTIVE
GERALD ZARIN                   OFFICER (PRINCIPAL EXECUTIVE
                               OFFICER)

/S/ JEREMIAH F. O'BRIEN        CHIEF FINANCIAL OFFICER AND      JANUARY 15, 1999
---------------------------    SECRETARY (PRINCIPAL FINANCIAL
JEREMIAH F. O'BRIEN            OFFICER AND PRINCIPAL
                               ACCOUNTING OFFICER)

              *                DIRECTOR                         JANUARY 15, 1999
---------------------------
LYLE GRAMLEY

              *                DIRECTOR                         JANUARY 15, 1999
---------------------------
ED BOHN

              *                DIRECTOR                         JANUARY 15, 1999
---------------------------
JOSEPH A. SARUBBI

* By: /S/ JEREMIAH F. O'BRIEN
  ---------------------------
  JEREMIAH F. O'BRIEN
  ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


Exhibit Number                               Description of Exhibit
--------------                               ----------------------

    4.1        Form of Common Stock  Certificate  (incorporated  by reference to
               Exhibit 4.1 to the Company's Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on July 3,
               1996). *

    5.1 Opinion of counsel to the Company concerning the validity of the Securities being offered.**

    10.1 Placement Agency Agreement, dated as of May 11, 1998, between Janssen-Meyers Associates, L.P. and NUWAVE Technologies, Inc. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed with the Commission on June 11,
               1998). *

    10.2 Escrow Agreement, dated May 11, 1998, between NUWAVE Technologies, Inc., Janssen-Meyers Associates, L.P. and Republic National Bank of New York (incorporated by reference to Exhibit
               10.2 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

    10.3 Warrant Agreement, dated May 15, 1998, between NUWAVE Technologies, Inc. and American Stock Transfer & Trust Company
               (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed with the Commission on June 11,
               1998). *

    10.4       Form of Warrant Certificate (incorporated by reference to Exhibit
               10.4 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

    10.5 Placement Agent's Unit Purchase Warrant Agreement, dated May 19, 1998, between NUWAVE Technologies, Inc. and Janssen-Meyers Associates, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

    10.6 Form of Placement Agent Warrant Certificate (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

    10.7       Form of  Subscription  Agreement  (incorporated  by  reference to
               Exhibit 10.7 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

    23.1       Consent of PricewaterhouseCoopers, LLP **

    23.2       Consent of Richard A. Eisner & Company, LLP **

    24.1       Special Power of Attorney for Lyle Gramley.**

    24.2       Special Power of Attorney for Joseph A. Sarubbi.**

    24.3       Special Power of Attorney for Edward Bohn.**

    99.1       Press Release,  dated May 21, 1998  (incorporated by reference to
               Exhibit 99.1 of the Company's Current Report on Form 8-K filed with the Commission on June 11, 1998). *

--------------------------------------------------------------------------------
* The exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such exhibits is a reference to the copy of the exhibit heretofore filed with the Commission, to which there have been no amendments or changes.
**   Filed with this Registration Statement.